As filed with the Securities and Exchange Commission on September 11, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
DENISON MINES CORP.
(Exact name of Registrant as specified in its charter)
Ontario (Province or other Jurisdiction of Incorporation or Organization)	1090 (Primary Standard Industrial Classification Code Number)	98-0622284 (I.R.S. Employer Identification No.)
1100 – 40 University Avenue
Toronto, Ontario M5J 1T1 Canada
416-979-1991
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System
28 Liberty Street
New York, New York 10005
(212) 894-8940
(Name, address and telephone number of agent for service in the United States)
Copies to:
Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York, United States 10001-8602 (212) 735-3712	Amanda Willett 1100 – 40 University Avenue Toronto, Ontario, Canada M5J 1T1 (416) 979-1991	Trisha Robertson Christina Sutcliffe Blake, Cassels & Graydon LLP 1133 Melville Street, Suite 3500 Vancouver, British Columbia, Canada V6E 4E5 (604) 631-5206
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):
A.   ☒
Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.   ☐
At some future date (check the appropriate box below):

1.   ☐
pursuant to Rule 467(b) on (date) at (time).

2.   ☐
pursuant to Rule 467(b) on (date) at (time) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.   ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.   ☐
after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS
New Issue and/or Secondary Offering	September 11, 2026
DENISON MINES CORP.
US$700,000,000
Common Shares
Subscription Receipts
Units
Debt Securities
Share Purchase Contracts
Warrants
This short form base shelf prospectus (including any amendments hereto, the “Prospectus”) relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of Denison Mines Corp. (the “Company” or “Denison”) listed above (collectively, the “securities”) in one or more series, issuances or sales of outstanding securities, with a total offering price of such securities, in the aggregate, of up to US$700,000,000 (or the equivalent thereof in Canadian dollars or one or more foreign currencies or composite currencies). The securities may be sold by the Company. The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).
The common shares of the Company (the “Common Shares”) are listed for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “DML” and listed on the NYSE American LLC (the “NYSE American”) under the symbol “DNN”. On September 10, 2026, being the last full trading day prior to the date hereof, the closing price of the Common Shares on the TSX was C$4.47 and on the NYSE American was US$3.23. Unless otherwise specified in an applicable prospectus supplement, any subscription receipts, units, debt securities, share purchase contracts and warrants we may issue will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which these securities, other than our Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this short form prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. See “Risk Factors”.
No underwriter or agent has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.
All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus.
The Company’s securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us, including by way of an “at-the-market distribution” as defined in National Instrument 44-102 — Shelf Distributions (an “ATM Distribution”). In connection with any underwritten offering of securities, excluding an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may discontinue at any time. A purchaser who acquires securities forming part of the underwriters’ over-allocation position acquires those securities under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. No underwriter of an ATM Distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the ATM Distribution prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities. See “Plan of Distribution”.
This prospectus may qualify an ATM Distribution of Common Shares. The Common Shares may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at the market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be ATM Distributions, including sales made directly on the TSX or other existing trading markets for securities. See “Plan of Distribution”.
A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the anticipated net proceeds to the Company from the sale of such securities, the amounts and prices at which such securities are sold and, if applicable, the compensation of such underwriters, dealers or agents.
Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading “Cautionary Note Regarding Forward-Looking Information” and consider such risks and information in connection with an investment in the securities. See “Risk Factors”.
We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and may not be comparable to financial statements of United States companies.
Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in Canada and in the United States. Such tax consequences are not fully described in this prospectus and may not be fully described in any applicable prospectus supplement. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.
Your ability to enforce civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of Ontario, Canada, most or all of our officers and directors and some or all of the experts named in this prospectus are resident outside the United States, and the underwriters, dealers or agents named in any prospectus supplement may be residents of a country other than the United States, and a substantial portion of our assets are located outside of the United States. See “Enforcement of Civil Liabilities”.
NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
The registered and head office of Denison is located at 1100 — 40 University Avenue, Toronto, Ontario, M5J 1T1, Canada.
Jinsu Baik, a director of the Company, resides outside of Canada and has appointed Blakes Vancouver Services Inc., c/o Blake, Cassels & Graydon LLP, 1133 Melville Street, Suite 3500, The Stack, Vancouver, British Columbia, V6E 4E5, Canada as the agent for service of process in Canada.
WSP USA Environment and Infrastructure Inc. is required to file a consent with this prospectus and is incorporated outside of Canada, and Mark B. Mathisen, an author of the Wheeler Technical Report (as defined herein), resides outside of Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. See “Agent for Service of Process”.

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We or any selling securityholders will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement, or the date of any documents incorporated by reference herein. The Company’s business, operating results, financial condition and prospects may have changed since the date of this prospectus.

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in any registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.
Market data and certain industry forecasts used in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.
In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Denison” or the “Company”, refer to Denison Mines Corp. together with our subsidiaries.
CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING DISCLOSURE REQUIREMENTS AND ESTIMATES OF MEASURED, INDICATED AND INFERRED MINERAL RESOURCES
We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus, any prospectus supplement, and the documents incorporated by reference herein or therein, in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. As a result, the Company reports the mineral reserves and mineral resources of the projects it has an interest in according to Canadian standards. Technical disclosure regarding our properties included herein, and in the documents incorporated herein by reference, has not been prepared in accordance with the requirements of U.S. securities laws.
Unless otherwise indicated, all mineral reserve and mineral resource estimates included in this prospectus and the documents incorporated by reference herein have been prepared in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators, which established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101 and the CIM Standards. Canadian standards, including NI 43-101, differ significantly from the mineral property disclosure requirements of the SEC in Regulation S-K Subpart 1300 under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). Accordingly, mineral resource and mineral reserve information and other technical and scientific information contained in this prospectus and the documents incorporated by reference herein may not be comparable to similar information disclosed by United States companies subject to the SEC’s reporting and disclosure requirements.
The mineral resource and mineral reserve figures referred to in this prospectus and the documents incorporated therein by reference are estimates and no assurances can be given that the indicated levels of uranium will be produced. Such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral resource and mineral reserve estimates are imprecise and depend, to a certain extent, upon statistical inferences which may ultimately prove unreliable. Any inaccuracy or future reduction in such estimates could have a material adverse impact on the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
Certain information contained in this prospectus and the documents incorporated by reference herein concerning the business, operations and financial performance and condition of Denison constitutes forward-looking information within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended, and similar Canadian legislation.
Generally, the use of words and phrases like “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes”, or the negatives and/or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” “be taken”, “occur”, “be achieved” or “has the potential to” and similar expressions are intended to identify forward-looking information.
Forward-looking information involves known and unknown risks, uncertainties, material assumptions and other factors that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Denison believes that the expectations and assumptions reflected in this forward-looking information are reasonable, but no assurance can be given that these expectations will prove to be correct. Forward-looking information should not be unduly relied upon. This information speaks only as of the date of this prospectus, and Denison will not necessarily update this information, unless required to do so by securities laws.
This prospectus and the documents incorporated by reference herein contain forward-looking information in a number of places, including statements pertaining to Denison’s:
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expectations regarding capital and uses of capital, including plans for capital and other expenditures;

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operational and business outlook, including administrative, production, construction, development, evaluation, and exploration plans and objectives;

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expectations for Wheeler River’s Phoenix project (“Phoenix” or the “Project”) construction, including readiness for construction, timing and budgets;

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expectations for Phoenix production;

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results of the Phoenix feasibility study (including the 2026 Capex Update, as defined in the AIF) and environmental assessment for Phoenix;

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outlook for the potential and competitiveness of Denison’s deposits relative to global uranium deposits and/or mines;

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other technical and economic assessments, and related plans and objectives, for its properties;

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plans for the Wheeler River project, including with respect to the development, permitting and environmental assessment processes;

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results of its exploration programs;

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expectations regarding future uranium prices and/or applicable foreign exchange rates;

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expectations regarding the process for and receipt and maintenance of regulatory approvals, permits and licences;

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estimates of the Company’s mineral reserves and mineral resources;

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expectations regarding additions to its mineral reserves and mineral resources through acquisitions and exploration;

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expectations about 2026 and future uranium market prices, production costs nuclear energy and global uranium supply and demand, including potential new sources of uranium production;

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expectations regarding ongoing joint arrangements, Denison’s share of the same, and the operational and business outlook for projects Denison does not operate;

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expectations regarding the toll milling revenues generated by McClean Lake mill, and the relationships with its contractual partners with respect thereto;

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future royalty and tax payments and rates; and

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expectations regarding possible impacts of litigation and regulatory actions.

Statements relating to “mineral resources” are deemed to be forward-looking information, as they involve the implied assessment, based on certain estimates and assumptions that the mineral resources described can be profitably produced in the future.
Denison’s actual results could differ materially from those anticipated. Management has identified the following risk factors which could have a material impact on the Company or the trading price of its Common Shares:
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the risk of inadequate funding for operations, given the capital-intensive nature of the industry;

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history of, and expectations for continued, negative cash flow;

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global financial conditions, including market volatility and global inflation, and related operational risks;

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the speculative nature of exploration and development projects, including risks related to technical or economic feasibility of projects and regulatory approvals;

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the risks of, and market impacts on, developing mineral properties;

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risks associated with the selection of novel mining methods;

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the impact of uranium price volatility on the valuation of Denison’s assets, including mineral reserves and mineral resources, and operational outlook;

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dependence on licences and permits;

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extensive regulatory and policy oversight and related risks;

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uncertainty regarding engagement with Indigenous Nations of Canada (First Nations and Métis);

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reliance on third parties;

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challenges in maintaining qualified and experienced employees upon which the Company’s operations will depend;

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risk of disagreements or disputes with Denison’s joint venture counterparties that could disrupt operations;

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risk that public health emergencies could impact business and operations plans;

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compliance costs and risks of non-compliance with environment, health, safety and other regulatory regimes;

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health and safety hazards;

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the imprecision of mineral reserve and resource estimates;

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global demand fluctuations and international trade policies and restrictions;

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uncertainty regarding public acceptance of nuclear energy and competition from other energy sources;

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reliance on other operators of certain Company properties;

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reliance on uranium storage facilities;

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devaluation of any physical uranium held by the Company, and risk of losses, due to fluctuations in the price of uranium and/or foreign exchange rates;

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the risk of failure to realize benefits from transactions;

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risks associated with the inability to exploit, expand or replace mineral reserves and mineral resources;

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competition for properties;

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risk of challenges to property title and/or contractual interests in Denison’s properties;

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risk of failure by Denison to meet its obligations to its creditors;

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change of control provisions;

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uncertainty as to reclamation and decommissioning liabilities and timing;

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potential for technical innovation rendering products and services obsolete;

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liabilities inherent in mining operations and the adequacy of insurance coverage;

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containment management of waste materials;

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the ability of Denison to ensure compliance with anti-bribery and anti-corruption laws;

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the uncertainty regarding risks posed by climate change;

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the reliance of the Company on its information systems, including the Company’s use of artificial intelligence and the risk of cyber-attacks on those systems;

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maintenance of infrastructure and equipment;

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potential conflicts of interest for the Company’s directors who are engaged in similar businesses;

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limitations of disclosure and internal controls;

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the potential influence of Denison’s largest shareholder, Korea Electric Power Corporation (“KEPCO”) and its subsidiary, KHNP Canada Energy Ltd. (“KHNP Canada”);

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risks for United States investors;

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volatility in the market price of the Common Shares;

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risk of dilution from future equity financings;

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use of proceeds from transactions may differ from originally intended and disclosed;

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Denison does not intend to pay cash dividends on the Common Shares in the foreseeable future;

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absence of a market through which the Company’s securities, other than Common Shares, may be sold could impact the value of a securityholder’s investment and the Company’s ability to raise equity funding on desirable terms;

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unsecured debt securities, if issued, present risks to securityholders;

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lack of liquidity of Common Shares may negatively impact the Company’s exchange listings and/or a shareholder’s investment;

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dilution from exercise of outstanding stock options or settlement of share units poses risks to securityholders; and

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such other risk factors referred to in the “Risk Factors” section in this prospectus and the documents incorporated or deemed to be incorporated by reference herein.

The risk factors discussed in this prospectus and the documents incorporated by reference are not, and should not be construed as being, exhaustive.
The forward-looking statements in this prospectus and the documents incorporated by reference herein are based on material assumptions, including the following, which may prove to be incorrect:
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our budget, including plans and estimated costs for exploration, evaluation, development, construction, production and other factors;

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our ability to execute our business plans and realize on the expected results from mining, development and exploration activities;

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our expectations regarding our plans and budgets, and our ability to execute, with respect to our joint venture interests, particularly for which we are not the operator;

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our ability to, and the means by which we can, raise additional capital to advance exploration, evaluation development, and mining objectives;

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our ability to obtain all necessary regulatory approvals, permits and licences for our planned activities under governmental and other applicable regulatory regimes;

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our expectations regarding the demand for, and supply of, uranium, the outlook for long-term contracting, changes in regulations, public perception of nuclear power, and the construction of new and relicensing of existing nuclear power plants;

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our expectations regarding spot and long-term prices and realized prices for uranium;

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our expectations for our holdings of physical uranium and future sales of uranium production, including commercial strategies;

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our expectations regarding tax rates, currency exchange rates, and interest rates;

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our decommissioning and reclamation obligations and the status and ongoing maintenance of agreements with third parties with respect thereto;

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our mineral reserve and resource estimates, and the assumptions upon which they are based;

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our, and our contractors’, ability to comply with current and future environmental, safety and other regulatory requirements and to obtain and maintain required regulatory approvals; and

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our operations are not significantly disrupted as a result of social or political activism, natural disasters, public health emergencies, governmental or political actions, litigation or arbitration proceedings, equipment or infrastructure failure, labour shortages, transportation disruptions or accidents, or other development or exploration risks.

Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers are cautioned not to place undue reliance on forward-looking information. The forward-looking information contained in each of the documents incorporated by reference herein is made as of the date of such document and, accordingly, is subject to change after such date. The Company does not undertake to update any forward-looking information, whether as a result of new information, future events or otherwise except as, and to the extent, required by applicable securities laws.
All of the forward-looking information in this prospectus or documents incorporated by reference herein is qualified by these cautionary statements and other cautionary statements or factors contained herein, and there can be no assurance that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Denison.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada.
Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Denison at 40 University Avenue, Suite 1100, Toronto, Ontario, M5J 1T1, Canada, telephone: 416-979-1991 or by accessing the disclosure documents through the Internet on SEDAR+ at www.sedarplus.ca. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”), at www.sec.gov. Our filings through SEDAR+ and EDGAR are not incorporated by reference in this prospectus except as specifically set forth herein.
The following documents, filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this prospectus:
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annual information form for the fiscal year ended December 31, 2025, dated as of March 30, 2026 (the “AIF”);

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audited annual consolidated financial statements of the Company as at and for the years ended December 31, 2025 and 2024, together with the notes thereto, management’s report on internal control over financial reporting as of December 31, 2025, and the reports of Independent Registered Public Accounting Firm thereon;

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management’s discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2025 dated March 10, 2026 (the “Annual MD&A”);

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interim condensed consolidated financial statements of the Company for the three and six months ended June 30, 2026, together with the notes thereto;

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management’s discussion and analysis of financial condition and results of operations of the Company for the three and six months ended June 30, 2026 dated August 12, 2026 (the “Interim MD&A”); and

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management information circular of the Company dated March 30, 2026 regarding the annual general meeting of shareholders of the Company held on May 12, 2026.

Any documents of the type described in Section 11.1 of Form 44-101F1 — Short Form Prospectus (“Form 44-101F1”) filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus.
Any template version of any “marketing materials” (as such term is defined in National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”)) filed by the Company after the date of a prospectus supplement and before the termination of the distribution of the securities offered pursuant to such prospectus supplement (together with this prospectus) is deemed to be incorporated by reference in such prospectus supplement.
In addition, to the extent that any document or information incorporated by reference into this prospectus is filed with or furnished to the SEC pursuant to the U.S. Exchange Act after the date of this prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 (the “U.S. Registration Statement”) of which this prospectus forms a part (in the case of documents or information deemed to be furnished on Form 6-K, only to the extent specifically stated therein). A prospectus supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our securities to which that prospectus supplement pertains.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Upon our filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the duration of this prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus. References to our website in this prospectus or any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been or will be filed with the SEC as part of the U.S. Registration Statement of which this prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers included on the signature pages of the U.S. Registration Statement; (iii) the consent of KPMG LLP; (iv) the consent of certain persons listed under the heading “Interests of Experts” as set forth on the Exhibit Index of the U.S. Registration Statement; and (v) the form of debt indenture. A copy of the form of warrant indenture or warrant agency agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
FINANCIAL AND EXCHANGE RATE INFORMATION
The annual consolidated financial statements of the Company incorporated by reference in this prospectus have been prepared in accordance with IFRS as issued by the IASB and are reported in Canadian dollars. They may not be comparable to financial statements of United States companies.
Unless otherwise indicated, all references to “$”, “C$” or “dollars” in this prospectus refer to Canadian Dollars. References to “US$” or “U.S.$” in this prospectus refer to U.S. Dollars.
The following table sets forth (i) the rate of exchange for the U.S. dollar, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the U.S. dollar, expressed in Canadian dollars, during such periods; and (iii) the high and low exchange rates for the U.S. dollar, expressed in Canadian dollars, during such periods, each based on the daily rate of exchange as reported by the Bank of Canada for the conversion of one U.S. dollar into Canadian dollars:
	US$ to C$ Fiscal Year Ended December 31		US$ to C$ Six Months ended June 30
	2025	2024	2026	2025
Rate at the end of period	1.3706	1.4389	1.4210	1.3643
Average rate during period	1.3978	1.3698	1.3781	1.4094
Highest rate during period	1.4603	1.4416	1.4234	1.4603
Lowest rate during period	1.3558	1.3316	1.3515	1.3558
The daily average exchange rate on September 10, 2026 as reported by the Bank of Canada for the conversion of U.S. dollars into Canadian dollars was US$1.00 equals C$1.3822 (C$1.00 = US$0.7235).
THE COMPANY
The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this prospectus. This description does not contain all of the information about us and our properties and business that you should consider before investing in any securities. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section titled “Risk Factors” that immediately follows this description of the Company, as well as the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.
Name, Address and Incorporation
Denison was formed by articles of amalgamation as International Uranium Corporation (“IUC”) effective May 9, 1997 pursuant to the Business Corporations Act (Ontario) (the “OBCA”). On December 1,

2006, IUC combined its business and operations with Denison Mines Inc. (“DMI”), by plan of arrangement under the OBCA (the “IUC Arrangement”). Pursuant to the IUC Arrangement, all of the issued and outstanding shares of DMI were acquired in exchange for IUC’s shares. Effective December 1, 2006, IUC’s articles were amended to change its name to “Denison Mines Corp.”
The registered and head office of Denison is located at 1100 — 40 University Avenue, Toronto, Ontario, M5J 1T1, Canada.
The Company is a reporting issuer in all of the provinces and territories of Canada. The Common Shares are listed on the TSX under the symbol “DML” and the NYSE American under the symbol “DNN.”
Acknowledgement
Denison respectfully acknowledges that our business operates in Canada on lands that are in the traditional territory of Indigenous peoples. Our activities encompass the entire mining life cycle, from early-stage exploration to advanced project evaluation, construction, operation, closure and restoration — with the potential for activities to span many decades. As such, Denison is committed to collaborating with Indigenous peoples and communities to build long-term, respectful, trusting, and mutually beneficial relationships and aspires to avoid any adverse impacts of Denison’s activities and operations.
Inter-Corporate Relationships
The chart below illustrates the Company’s inter-corporate relationships of its active subsidiaries as at the date hereof:
Denison Asset Overview
Uranium Mining, Development and Exploration
Denison’s uranium property interests are held directly by the Company or indirectly through DMI, Denison Waterbury Corp. or Denison AB Holdings Corp. Denison’s interests are focused in the Athabasca Basin Region of Northern Saskatchewan.
Denison’s flagship asset is the Wheeler River project, which is host to the high-grade Phoenix and Gryphon uranium deposits — together representing the largest undeveloped uranium project in the infrastructure rich eastern portion of the Athabasca Basin region. Denison holds an effective 95% interest and is operator.

Denison’s portfolio of other uranium interests includes:
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A 70.55% interest in, and operator of, the Waterbury Lake project, which includes the Tthe Heldeth Túé and Huskie uranium deposits.

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A 22.50% interest in the McClean Lake uranium processing facility, the McClean North uranium mine and unmined uranium deposits, through its interest in the McClean Lake Joint Venture (“MLJV”) operated by Orano Canada Inc. (“Orano Canada”).

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A 25.17% interest in the Midwest uranium project, operated by Orano Canada, which is host to the Midwest Main and Midwest A deposits, through its interest in the Midwest Joint Venture (“MWJV”) operated by Orano Canada.

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Through its 50% ownership of JCU (Canada) Exploration Company, Limited (“JCU”), interests in various uranium project joint ventures in Canada, including the Millennium project (JCU 30.099%), the Kiggavik project (JCU 33.8118%) and Christie Lake (JCU 34.4508%).

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An extensive portfolio of exploration properties in the Athabasca Basin.

Toll Milling
Denison is a party to a toll-milling arrangement through its 22.50% interest in the MLJV, whereby ore is processed for the Cigar Lake Joint Venture at the McClean Lake processing facility.
In February 2017, Denison closed an arrangement with Ecora Resources PLC (“Ecora”, then known as Anglo Pacific Group PLC) and one of its wholly owned subsidiaries (the “Ecora Transaction”) under which Denison received an upfront payment of C$43,500,000 in exchange for its right to receive future toll milling cash receipts from the MLJV under the then current toll milling agreement with the Cigar Lake Joint Venture from July 1, 2016 onwards. The Ecora Transaction consists of certain contractual obligations of Denison to forward to Ecora the cash proceeds of future toll milling revenue earned by the Company related to the processing of the specified Cigar Lake ore through the McClean Lake mill.
Uranium Holdings
At June 30, 2026, Denison held approximately 1.1 million pounds of U3O8 in investments in uranium and uranium from production, stored at uranium conversion facilities operated by Cameco Corporation (“Cameco”) or ConverDyn. The holdings at both facilities are comingled with other uranium held by the respective storage providers at their facilities.
Cameco is a publicly listed Canadian company that is involved in uranium mining and provides nuclear fuel services to nuclear power utilities globally. Denison’s uranium holdings at Cameco are held in Ontario at the Cameco facilities located in Port Hope and/or Blind River.
ConverDyn is a general partnership between affiliates of Honeywell International Inc. and General Atomics, which provides conversion services to various customers, including utilities operating nuclear power plants globally. The conversion services are performed at ConverDyn’s conversion plant located in Metropolis, Illinois, USA. In order to carry out the conversion services, ConverDyn maintains holdings of U3O8 on site for itself and its customers.
The nuclear industry is highly regulated with rigorous controls in place to regulate all movements of physical uranium throughout the nuclear fuel cycle. The storage facilities with whom the Company has contracted are globally important market participants in the nuclear industry for which considerable reliance is placed by global nuclear power utilities.

RISK FACTORS
Investing in our securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business, property or financial results, each of which could cause purchasers of our securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. Before deciding whether to invest in any securities of the Company, investors should consider carefully the risks discussed below, the risks incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described in a prospectus supplement relating to a specific offering of securities, as well as the risks described under the “Risk Factors” section of the AIF and Annual MD&A before purchasing the securities.
Risks Relating to the Company and the Mining Industry
Change management and operational readiness pose unique challenges for the Company as it advances Wheeler River’s Phoenix project into construction and, ultimately, operations.
Denison faces significant risks when transitioning the Project and its workforce from exploration and development activities to construction and operation of a mine, including the need, as operator of the Project, to establish, scale and refine key systems, processes, and capabilities. Execution of construction in line with expectations will require, in part, effective cross-functional growth and coordination. In addition, successfully starting up operations requires the development of robust operational frameworks, supply chain logistics, technology integration, and management structures to support efficient production and transportation of product to point-of-sale destinations. The complexity of building, testing and maintaining these critical functions for construction and/or operations introduces execution risk, and any inefficiencies, delays, or challenges in their implementation could impact the Company’s ability to achieve project execution and/or operational objectives, result in increases to costs, and materially affect the Company’s business and financial condition.
There is no assurance that Denison will be successful in generating and/or obtaining sufficient financing to fund its operations.
The exploration and development of mineral properties and operation of mines and associated facilities requires a substantial amount of capital and the ability of the Company to accomplish its plans with respect thereto depends on its ability to access funding from external sources, absent a significant source of internally generated cash flows.
There is no assurance that the Company will be successful in generating and/or obtaining required financing as and when needed on acceptable terms.
For example, general market conditions, volatile uranium markets, changing international policies, changing investor expectations, a claim against the Company, a significant disruption to the Company’s business or operations, or other factors may make it difficult to secure the financing necessary to fund the full cost of Phoenix construction and subsequent operations.
Failure to obtain sufficient financing as and when needed on acceptable terms could result in the delay or indefinite postponement of any or all of the Company’s exploration, development or other growth initiatives.
There are unique risks posed by the issuance of the Convertible Notes, including debt service obligations.
The issuance of US$345 million of convertible senior unsecured notes (the “Convertible Notes”) in August 2025 significantly strengthened the Company’s near-term liquidity. However, the nature of the financing poses new risks for the Company, including (i) refinancing and liquidity risk due to the concentration of a large U.S.-dollar principal repayment due in 2031, (ii) exposure to equity-market-driven conversion and cash-settlement outcomes, (iii) reliance on the performance and creditworthiness of derivative-transaction counterparties related to the capped call overlay, and (iv) increased foreign-exchange risk associated with U.S.-dollar-denominated obligations.
If Denison’s capital resources are insufficient to fund its debt service obligations associated with the Convertible Notes, the Company could face substantial liquidity problems and could be forced to adjust or reduce its planned expenditures, dispose of assets, seek additional debt or equity capital or restructure or refinance its indebtedness, or could be in default on its obligations thereunder. The Company may not be able to effect any such alternative measures on commercially reasonable terms or at all, or even if implemented, such measures may be onerous or highly dilutive and those alternative actions may not allow the Company to meet its scheduled debt service obligations.
The Company’s inability to generate sufficient cash flow to satisfy its debt obligations, or to refinance its indebtedness on commercially reasonable terms or at all, would materially and adversely affect the Company’s business, results of operations, financial condition and its ability to satisfy its obligations under the Convertible Notes.
The valuation of the Company’s Convertible Notes is complex, and subject to volatility.
Convertible debentures can be difficult to value, given their hybrid nature of containing elements of both debt and equity as well as the contractual complexities and optionality of their call and put features based on share price and other factors. By its nature, determining the fair value and allocation of convertible debentures to the liability and embedded derivative components requires reliance on complex valuation models utilizing a number of estimates, assumptions, and forward-looking projections, which involves known and unknown risks and uncertainties of both a general and specific nature, that could cause actual results to differ materially from those estimated by management.
Denison anticipates having negative operating cash flows in future periods, for which funds will have to be sourced or raised.
Denison had negative operating cash flow for recent past financial reporting periods. Denison anticipates that it will continue to have negative operating cash flow until such time, if at all, its Wheeler River project goes into commercial production. To the extent that Denison has negative operating cash flow in future periods, Denison may need to allocate a portion of its cash reserves and/or physical uranium holdings to fund such negative cash flow. Denison may also be required to raise additional funds through the issuance of equity or debt securities, or asset sales. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms favourable to Denison.
Denison’s access to public financing and credit can be negatively impacted by global financial conditions.
Global financial conditions are subject to volatility arising from international geopolitical and global economic developments, general financial market turbulence, and market expectations of the same. For example, there are broad market impacts observed in connection with evolving trade policies of the United States and its historic trade and agreement partners. Access to public financing and credit in Canada can be negatively impacted by global financial and/or geopolitical conditions. Accordingly, the health of the global financing and credit markets may impact the ability of Denison to obtain equity or debt financing in the future and the terms at which financing or credit is available to Denison. Instances of volatility and market turmoil could adversely impact Denison’s operations and the trading price of the Common Shares.
Mineral exploration and development are inherently speculative, and there is no assurance that the Company’s uranium interests are or will be commercially mineable.
Exploration for minerals and the development of mineral properties are speculative in nature and involve significant uncertainties and financial risks that even a combination of careful evaluation, experience and technical knowledge may not eliminate. While the discovery of a mineral deposit may result in substantial rewards, few properties which are explored result in the discovery of a commercially mineable deposit and/or are ultimately developed into producing mines. As at the date hereof, many of Denison’s projects are preliminary in nature and mineral resource estimates include inferred mineral resources, which are considered too speculative geologically to have the economic considerations applied that would enable them to be categorized as mineral reserves. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Major expenses may be required to properly evaluate the prospectivity of an exploration property, to estimate mineral resources, establish mineral reserves and ultimately develop a mineral deposit. There is no assurance that the Company’s uranium deposits are commercially mineable.
The value of an investment in Denison could be materially impacted if the Company is unable to establish technical or economic feasibility for its projects, obtain required regulatory approvals and permitting, or maintain estimated project execution objectives and milestones.
Denison’s uranium production is dependent in part on the successful development of its known mineral deposits, discovery of new mineral deposits and/or revival of previously existing mining operations. The decision as to whether a property contains a commercial mineral deposit and should be brought into production will depend upon market conditions, the results of exploration and evaluation programs and/or feasibility studies, the recommendations of duly qualified engineers and/or geologists, and the decisions of joint venture partners (as applicable), all of which may involve significant expense and/or risk. It is impossible to ensure that Denison’s current exploration and development programs will result in profitable commercial mining operations.
Projects being considered for development are subject to the completion of successful feasibility studies, engineering studies and environmental assessments, the issuance of necessary governmental permits and the availability of adequate financing, the completion or attainment of which are subject to their own risks and uncertainties. The inability to achieve necessary tasks or obtain required inputs, or any delays in the achievement of any key project tasks or inputs, could cause significant delays in timing, cost or results of the assessment of feasibility and/or the process to advance any project to a development decision. The economic feasibility of development projects is based upon many factors, including, among others: the accuracy of mineral reserve and resource estimates; metallurgical recoveries; capital and operating costs of such projects; government regulations relating to prices, taxes, royalties, infrastructure, land tenure, land use, importing and exporting, and environmental protection; political and economic climate; and uranium prices, which are historically volatile and cyclical.
For Wheeler River, the Company has been able to estimate the existence of mineral resources and mineral reserves and establish the potential for economic feasibility for commercial development, as set forth in, and subject to the estimates and assumptions described in, the Wheeler Technical Report. While Phoenix has obtained the required regulatory approvals and permits to commence construction and has substantially advanced through engineering, design, and construction readiness, substantial ongoing expenditures are needed to execute on project construction and to achieve commercial operations.
Where a feasibility study is completed by or for Denison, such as the 2023 feasibility study for Phoenix, any estimates of mineral reserves and mineral resources, development costs and schedule, operating costs and estimates of future cash flow contained therein, will be based on the interpretation of the information available. Development projects have no operating history upon which to base developmental and operational estimates. Particularly for development projects, economic analyses and feasibility studies contain estimates based upon many factors, including estimates of mineral reserves, the interpretation of geologic and engineering data, anticipated tonnage and grades of ore to be mined and processed, the configuration of the mineral deposit, expected recovery rates of uranium from the ore, estimated operating costs, anticipated climatic conditions and other factors. In addition, results from further studies completed on the project may alter the plans and/or schedule for a project, which in turn may cause potentially significant delays to previous estimates of schedule and/or increases in estimated costs. As a result, it is possible that actual capital and operating costs and economic returns will differ significantly from those estimated for a project prior to production. For example, the plan and schedule, the capital and operating cost projections, and the related economic indicators, in the Wheeler Technical Report (as updated effective January 2, 2026, by Company press release) may vary significantly from actual expenditures.
It is not unusual in the mining industry for new mining operations to take longer than originally anticipated to bring into a producing phase, and to require more capital than anticipated. Any of the following events, among others, could affect the profitability or economic feasibility of a project or delay or stop its advancement: unavailability of necessary capital, fluctuations in uranium prices, unexpected problems during the start-up phase delaying production, unanticipated changes in grade and tonnes of ore to be mined and processed, unanticipated adverse geological conditions, unanticipated metallurgical recovery problems, incorrect data on which engineering assumptions are made, project execution and management challenges due to rapid growth and administrative changes and reliance on third parties, unavailability of labour, labour actions, disruptions to project schedule owing to natural disasters, inclement weather or forest fires, accidents, increases in operating costs (including due to inflation), increased costs of mining or processing and refining facilities, unavailability of economic sources of power and water, unanticipated transportation costs, changes in government regulations (including regulations with respect to the environment, prices, royalties, duties, taxes, permitting, restrictions on production, quotas on exportation of minerals, etc.), changes or delays in permitting and regulatory approval processes or restrictions associated with permitting or regulatory approvals, legal challenges to regulatory approvals, protest, blockades, vandalism, and other force majeure events.
While the construction licence for Phoenix has been received, the Company must obtain and maintain various additional provincial and federal licences and permits and continue to successfully execute on its project engineering, procurement, construction, and commissioning objectives, to commence operations of the mine once constructed. If regulatory approvals, development, or construction are delayed for any reason, the Company’s ability to achieve its future production plans may be impacted.
The ability to sell and profit from the sale of any eventual mineral production from a property may be subject to project execution and management challenges due to rapid growth and administrative changes and reliance on third parties, contractual commitments, the prevailing conditions in the applicable marketplace at the time of sale, and applicable government regulations. The demand for uranium and other minerals is subject to global economic and geopolitical influences and consumer or other end-user attitudes.
Many of these factors are beyond the control of a mining company and therefore represent a market risk which could impact the long-term viability of Denison and its operations.
Denison’s insurance coverage may not be sufficient to cover losses from risks inherent in exploration, construction, and operation of mining projects resulting in material economic harm to Denison.
Denison’s business is capital-intensive and subject to a number of risks and hazards, including environmental pollution, accidents or spills, industrial and transportation accidents, labour disputes, changes in the regulatory environment, natural phenomena (such as inclement weather conditions) and encountering unusual or unexpected geological conditions. Many of the foregoing risks and hazards could result in: damage to, or destruction of, Denison’s mineral properties, mining or site infrastructure, mobile equipment, or processing facilities, in which it has an interest; personal injury or death; environmental damage; delays in or interruption of or cessation of exploration, development, production or processing activities; or costs, monetary losses, and potential legal liability and adverse governmental action. In addition, due to the radioactive nature of the materials handled in uranium exploration, mining and processing, as applicable, additional costs and risks may be incurred by Denison and its joint venture partners on a regular and ongoing basis.
Although Denison maintains insurance to cover some of these risks and hazards in amounts it believes to be reasonable, such insurance may not provide adequate coverage in the event of certain circumstances. No assurance can be given that such insurance will continue to be available, that it will be available at economically feasible premiums, or that it will provide sufficient coverage for losses related to these or other risks and hazards. Denison may be subject to liability or sustain loss for certain risks and hazards against which it cannot insure or which it may reasonably elect not to insure because of the cost. This lack or insufficiency of insurance coverage could result in material economic harm to Denison.
Incidents with respect to Denison’s containment management obligations could have a material and adverse effect on its reputation, financial condition and results of operations.
The Company’s closed mines operations are engaged in long-term monitoring of Denison’s reclaimed mine sites in Elliot Lake, Ontario, for which decommissioning and restoration has been completed. Such monitoring includes the operation of tailings storage facilities, the results of which are reviewed regularly by the CNSC and the Elliot Lake Joint Regulatory Group, which consists of federal and provincial regulators. Denison’s other exploration and evaluation activities, as well as its non-operated project interests, may also produce waste materials, for which containment procedures and practices are in place, in accordance with applicable regulatory and permit requirements. However, there is a risk of environmental contamination or other adverse effects due to a release of radioactive material or other materials produced by the Company’s activities if the infrastructure prepared therefor is not sufficient to achieve appropriate containment. Such an occurrence could have a material and adverse effect on the Company’s reputation, financial condition and results of operations.
Selection and use of novel mining methods present significant opportunities, as well as increased execution risk, for Denison.
As disclosed in the Wheeler Technical Report, Denison has selected the In-Situ Recovery (“ISR”) mining method for production at the Phoenix deposit. While industry best practices have been utilized in the development of its estimates and technical studies, and field testing completed to date indicates that ground conditions and the mineral reserves estimated to be contained within the deposit are amenable to extraction by way of ISR to the level of certainty appropriate for a feasibility study, actual conditions could be materially different from those estimated.
The MLJV has developed the patented Surface Access Borehole Resource Extraction (“SABRE”) mining method and has previously evaluated this innovative mining method via test mining at McClean Lake. While important milestones for the SABRE technology have been achieved to date, including several months of commercial operations at McClean North during 2025, performance in one area of the deposit may not be indicative of results that can be achieved throughout the deposit or at other deposits of varying geologies or depths. Hence, the results of the SABRE technology could be materially different when applied to different areas of the deposit or if applied to subsequent projects elsewhere.
It is possible that actual costs and economic returns of any mining operations may differ materially from expectations and the best estimates available at the time.
The commercial use of these novel mining methods beyond the projects for or on which they were developed, could present a significant opportunity to expand upon the benefits of such investments in innovation; however, the ability and process for a joint venture, or either partner thereof, to use the mining method on projects outside of the joint venture have not yet been established.
The Company’s project viability and operational outlook could be negatively impacted by the volatility and sensitivity to fluctuations in uranium market prices.
The value of the Company’s current physical uranium holdings, its estimates of mineral resources and mineral reserves, and the viability of future production for its projects are heavily influenced by long- and short-term market prices of U3O8. Historically, these prices have seen significant fluctuations, and have been and will continue to be affected by numerous factors beyond Denison’s control. Such factors include, among others: demand for nuclear power; political, economic and social conditions in uranium producing and consuming countries; public and political response to nuclear incidents; reprocessing of used reactor fuel and the re-enrichment of depleted uranium tails; sales of excess civilian and military inventories (including from the dismantling of nuclear weapons) by governments and industry participants; uranium supplies from other secondary sources; production levels and costs of production from primary uranium suppliers; and forward contracts of U3O8 supplies.
Uranium prices failing to reach or sustain projected levels can impact operations by requiring a reassessment of the Company’s financial resources and/or the economic viability of the Company’s projects, and such reassessment alone may cause substantial delays and/or interruptions in project development, which could have a material adverse effect on the results of operations and financial condition of Denison.
Changes in uranium supply and demand dynamics, geopolitical and economic conditions, and/or international trade regulations could also materially impact the demand for Denison’s projected future production. If Denison is unable to sell uranium inventory as and when needed on acceptable terms, or then-current economic or logistical conditions negatively impact its ability to enter and/or fulfill commercial sales contracts, it could have a material adverse effect on the results of operations and financial condition of Denison.

For expected future production from Phoenix, Denison expects to use a uranium contracting strategy for its uranium production to reduce volatility in its future earnings and cash flow from exposure to fluctuations in uranium prices while maintaining exposure to future price increases. Such strategy is expected to be made up of fixed and/or base-escalated priced contracts and market-related priced contracts, including medium- to long- term and spot-related transactions and other commercial arrangements. Contracts that include some element of fixed or base-escalated pricing bear the risk of opportunity losses for the quantities sold, as Denison may not realize the benefits of subsequent increases in U3O8 prices, whereas purely market-related priced contracts or spot market transactions would expose Denison to fluctuations in uranium prices that could adversely impact its future earnings, cash flows, financial condition, results of operations or prospects. There is no assurance that Denison’s contracting strategy will be successful and adequately mitigate Denison’s exposure to factors that could adversely impact its future earnings, cash flows, financial condition, results of operations or prospects.
Denison will endeavour to enter into contracts for future delivery of uranium based upon expected production and other factors. Should Denison’s actual production and/or uranium inventory available for delivery fall short of expectations or contracted amounts, it may be required to procure replacement uranium for delivery into contracts under adverse terms and conditions, or face potential consequences of failure to deliver in accordance with its obligations. Conversely, if Denison enters into contracts for uranium quantities less than its available uranium inventory and/or expected uranium production, it may be unable to find alternative means of selling such potential excess quantities on adequate terms, or at all. Any such outcomes could adversely impact Denison’s future earnings, cash flows, financial condition, results of operations or prospects.
Denison’s operations are dependent on permitting and licensing.
The development of mines and related facilities is contingent upon governmental approvals that can be complex and time consuming to obtain and which may involve the coordination of multiple governmental agencies. The ability of the Company to obtain and maintain permits and approvals and to successfully explore and evaluate properties and/or develop and operate mines may be adversely affected by real or perceived impacts associated with its activities that impact the environment and human health and safety at its projects and in the surrounding communities.
The real or perceived effects of the activities of other mining companies, locally or globally, may also adversely affect the Company’s ability to obtain and maintain permits and approvals. Mining companies are often targets of actions by non-governmental organizations and environmental groups in the jurisdictions in which they operate. Such organizations and groups may take actions in the future to disrupt Denison’s operations. They may also apply pressure to local, regional and national government officials to take actions which are adverse to Denison’s operations. Such actions could have an adverse effect on Denison’s ability to advance its projects and, as a result, on its financial position and results.
Environmental and regulatory review can be a long, complex and uncertain process that may result in potentially significant delays. Obtaining these government and regulatory approvals includes, among other things, completing environmental assessments and engaging with Indigenous and local communities. See “Environmental, Health, Safety & Sustainability Matters” in the AIF for more information regarding Denison’s community engagement. The timely completion of the approval processes may be impacted by relatively limited resources utilized by applicable government and regulatory agencies. In addition, future changes in governments, regulations and policies, such as those impacting Denison’s mining operations and uranium transport, could materially and adversely affect Denison’s results of operations and financial condition in a particular period or its long-term business prospects.
There can be no assurance that the Company will obtain, maintain or renew all necessary permits on acceptable terms or in a timely manner. Any significant delays in obtaining or renewing such permits or licences in the future could have a material adverse effect on Denison.
Denison’s operations are subject to extensive regulatory and policy risk.
Uranium mining and milling operations and exploration activities, as well as the transportation and handling of the products produced, are subject to extensive regulation by federal, provincial, and state governments. Such regulations relate to production, development, exploration, exports, imports, taxes and royalties, labour standards, occupational health, waste disposal, protection and remediation of the environment, mine decommissioning and reclamation, mine safety, toxic substances, transportation safety and emergency response, engagement with Indigenous peoples, and other matters. Compliance with such laws and regulations is currently, and has historically, increased the costs of exploring, drilling, developing, constructing, operating and closing Denison’s mines and processing facilities.
Denison expends significant financial and managerial resources to comply with such laws and regulations. Denison anticipates it will have to continue to do so as the trend toward stricter government regulation may continue. Because legal requirements are frequently changing and subject to interpretation, Denison is unable to predict the ultimate cost of compliance with these requirements or their effect on operations. While the Company has taken great care to ensure full compliance with its legal obligations, there can be no assurance that the Company has been or will be in full compliance with all of these laws and regulations, or with all permits and approvals that it is required to have.
It is possible that the costs, delays and other effects associated with such laws and regulations may impact Denison’s decisions with respect to exploration and development properties, including whether to proceed with exploration or development. It is also possible that such laws and regulations may result in Denison incurring significant costs due to a material change required to the methods of mining, milling, transportation and other project elements and/or to remediate or decommission properties in accordance with applicable environmental standards beyond those already established and estimated by the Company.
Failure to comply with applicable laws, regulations and permitting requirements, even inadvertently, may result in enforcement actions. These actions may result in orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Companies may be required to compensate others who suffer loss or damage by reason of their exploration or other activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.
Denison is subject to risks and uncertainties related to engagement with Canada’s First Nations and Métis Peoples.
First Nations and Métis rights, entitlements and title claims may impact Denison’s ability and that of its joint venture partners to pursue exploration, development and mining at its Saskatchewan properties. Pursuant to historical treaties, First Nations in northern Saskatchewan are entitled to pursue hunting, fishing and other activities on their traditional lands and continue to assert title to the minerals within the lands. Métis people have not signed treaties; however, they assert Indigenous rights throughout Saskatchewan, including Indigenous title over the Company’s project lands.
Managing relations with the local First Nations and Métis communities is a matter of paramount importance to Denison. Denison is committed to reconciliation and works hard to listen to the perspectives of various interested parties. Engagement with, and consideration of other rights of, potentially affected Indigenous peoples may require accommodations, including undertakings regarding funding, contracting, environmental practices, employment and other matters. In the course of engagement, the Company also faces competing interests and demands. This may affect the timetable and costs of exploration, evaluation and development of the Company’s projects.
The Company’s relationships with communities of interest are critical to ensure the future success of its existing operations and the construction and development of its projects. Adverse publicity relating to the mining industry generated by non-governmental organizations and others could have an adverse effect on the Company’s reputation or financial condition and may impact its relationship with the communities in proximity to which it operates. While the Company is committed to operating in a socially responsible manner, there is no guarantee that the Company’s efforts in this regard will mitigate this potential risk.
The inability of the Company to maintain positive relationships with, or meet the varied expectations of, local First Nations and Métis communities and other communities of interest could result in additional obstacles to permitting and legal challenges. For example, in 2025, an application for judicial review was filed in the Court of King’s Bench for Saskatchewan by the Peter Ballantyne Cree Nation (“PBCN”) against the

Government of Saskatchewan and the Company, seeking an order setting aside the Provincial Ministerial approval under The Environmental Assessment Act (Saskatchewan), asserting that the Government of Saskatchewan breached its duty to consult with PBCN and is required to further consult with PBCN regarding the Project. This claim was subsequently withdrawn by PBCN in 2026, but Denison could be subject to similar actions by other persons or organizations in the future. Such matters could cause other disruptions to the Company’s exploration, development and production plans, and could have a significant adverse impact on the Company’s share price and financial condition.
Denison could be negatively impacted by its reliance on contractors and experts.
In various aspects of its operations, Denison relies on the services, expertise and recommendations of its service providers and their employees and contractors, who often are engaged at significant expense to the Company. For example, the decision as to whether a property contains a commercial mineral deposit and should be brought into production will depend in large part upon the results of exploration programs and/or feasibility studies, and the recommendations of duly qualified third-party engineers and/or geologists.
For Phoenix, the timely and cost-effective completion of the work will significantly depend on the satisfactory performance of Denison’s contractors, which may include design and engineering consultants responsible for the different elements of the site and mine plans, procurement, construction management and/or construction contractors. If any of these contractors or consultants do not perform to accepted or expected standards, there could be significant delays or cost consequences for the project and the Company. Denison is taking steps to mitigate that risk, including formation of an integrated project team to manage all aspects of the Phoenix project. While Denison emphasizes the importance of conducting operations in a technically sound, safe, sustainable and cost-effective manner, it cannot exert absolute control over the actions of these third parties when providing services to Denison or otherwise operating on Denison’s properties. Any failure to act or material error, omission, act of negligence or act resulting in a technical failure, environmental pollution, accidents or spills, industrial and transportation accidents, work stoppages or other actions could adversely affect the Company’s operations and financial condition.
Failure to maintain qualified and experienced employees on which Denison depends could result in business interruption.
Denison’s success depends on the efforts and abilities of certain senior officers and key employees. Certain of Denison’s employees have significant experience in the uranium industry, and the number of individuals with significant experience in this industry is small. While Denison does not foresee any reason why such officers and key employees will not remain with Denison, if for any reason they do not, Denison could be adversely affected. Denison has not purchased key person life insurance for any of these individuals.
Denison’s success also depends on the availability of and its competitiveness for qualified and experienced employees to work in Denison’s operations and Denison’s ability to attract and retain such employees. Effective staffing is about having the right numbers of the right people, in the right place at the right time, with the suitable knowledge, skill and experience to operate safely and effectively and to maintain compliance with internal controls, procedures and policies. To meet the Company’s objectives, Denison has been and will continue to need to increase its staffing levels to ensure it has suitable and sufficient organizational structures, staffing and competencies in place to effectively and reliably carry out its activities. As Denison continues with the development of Phoenix and its activities increase, Denison will require additional skilled labour, such as construction, operations, engineering, and financial personnel. There is a risk that Denison will not be successful in attracting, training and retaining qualified personnel as there is often competition for persons with these skill sets. If Denison is not successful in attracting, training and retaining qualified personnel, the development of Phoenix and the efficiency of Denison’s operations could be impaired, which could have an adverse impact on Denison’s results of operations and financial condition. In addition, failure to adequately address such operational risks could result in breakdowns in internal procedures and systems, which could have a material adverse impact on the Company.
Disagreements or disputes with Denison’s joint venture counterparties could materially adversely impact the Company’s operations.
The Company is party to a number of joint venture arrangements which are material to the Company. The existence or occurrence of one or more of the following circumstances and events could have a material adverse impact on the Company’s business prospects, results of operations and financial condition: disagreements with joint venture partners on how to conduct exploration or development activities; inability of joint venture partners to meet their obligations to the joint venture or third parties; and disputes or litigation between joint venture partners regarding budgets, development activities, reporting requirements and other joint venture matters. The Company is, and has been, involved in disputes with its joint venture partners pursuant to the dispute resolution provisions of a joint venture agreement or civil claims. Any such disputes may not be resolved in the Company’s favour.
Public health emergencies could materially impact business and operational plans.
Public health emergencies may cause disruptions to the Company’s business and operational plans. Such disruptions may result from (i) restrictions that governments and communities impose to address the emergency, (ii) restrictions that the Company and its contractors and subcontractors impose to ensure the safety of employees and others, (iii) shortages of employees and/or unavailability of contractors and subcontractors, and/or (iv) interruption of supplies from third parties upon which the Company relies. A disruption may have a material adverse effect on the Company’s business, financial condition and results of operations, which could be rapid and unexpected.
Compliance costs and risks of non-compliance with environmental, health, safety and other regulations could have a material adverse impact on Denison’s financial condition or results of operations.
Denison has expended significant financial and managerial resources to comply with environmental protection laws, regulations and permitting requirements in each jurisdiction where it operates, and anticipates that it will be required to continue to do so in the future as the historical trend toward stricter regulation may continue. The possibility of more stringent regulations exists in the areas of worker health and safety, the disposal of wastes, the decommissioning and reclamation of mining and processing sites, and other environmental matters, each of which could have a material adverse impact on the costs or the viability of a particular project.
Denison’s facilities operate under various operating and environmental permits, licences and approvals that contain health, safety and/or environmental conditions that must be met, and Denison’s right to pursue its development plans is dependent upon receipt of, and compliance with, additional permits, licences and approvals. Failure to obtain such permits, licences and approvals and/or meet any conditions set forth therein could have a material adverse effect on Denison’s financial condition or results of operations.
Although the Company believes its operations comply, in all material respects, with all relevant permits, licences and regulations involving worker health and safety as well as the environment, there can be no assurance regarding continued compliance or ability of the Company to meet future environmental regulations, which may also require the expenditure of significant additional financial and managerial resources.
Health and safety hazards may pose a risk to employees, contractors and operations.
Exploration and mining development and operating activities represent inherent safety hazards and maintaining the health and safety of the Company’s employees and contractors is of paramount importance to Denison. The Company has policies, procedures and controls in place intended to maintain the health and safety of its operations. Notwithstanding such efforts, safety incidents may still occur. Significant potential risks during project exploration, development and construction include, but are not limited to, heavy machinery operation incidents, vehicle accidents, unsafe road conditions or events, unknown ground conditions, and contact with energized sources.
Mining operations in the uranium industry are subject to risks uniquely associated with uranium mining and processing; the risk of over-exposure to radiological materials by the Company’s employees, contractors, or others is inherent in Denison’s operations, as they involve the treatment, monitoring, possession, handling, storage and/or transportation of radioactive materials (uranium, radon, etc.).
Employees involved in activities in remote northern areas may also be exposed to additional hazards, such as: risk of failure of heating equipment or damage to camp facilities; risk of being stranded due to breakdown or damage to mobile equipment; risk of attacks on employees by wildlife; risk of extreme weather events or forest fires. The impact of such hazards could be exacerbated by the proximity to first aid or other medical care and/or delayed emergency response time compared to more populated or urban areas.
Any incident resulting in serious injury or death could have profound impacts on the Company, its employees and others, as well as result in litigation and/or regulatory action (including, but not limited to suspension of development activities, fines or penalties), or otherwise adversely affect the Company’s reputation and ability to meet its objectives.
Mineral reserve and resource estimates may prove inaccurate.
Mineral reserve and resource figures are estimates, and no assurances can be given that the estimated quantities of uranium are in the ground and could be produced, or that Denison will receive the prices assumed in determining its mineral reserves. Such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling results and industry best practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral reserve and resource estimates are imprecise and depend, to a certain extent, upon statistical inferences and geological interpretations, which may ultimately prove inaccurate. Furthermore, market price fluctuations, as well as increased capital or production costs or reduced recovery rates, may render mineral reserves and resources uneconomic and may ultimately result in a restatement of mineral reserves and resources. The evaluation of mineral reserves or resources is always influenced by economic and technological factors, which may change over time.
Global demand fluctuations and international trade policies and restrictions could adversely affect Denison’s outlook and financial condition.
The international nuclear fuel industry, including the supply of uranium concentrates, is relatively small compared to other minerals, and is generally highly competitive and heavily regulated. Worldwide demand for uranium is directly tied to the demand for electricity produced by the nuclear power industry, which is also subject to extensive government regulation and policies. In addition, the international marketing of uranium is subject to governmental policies and certain trade restrictions. For example, the supply and marketing of uranium from Russia is limited by international trade agreements and could be impacted by policy changes in the United States and/or elsewhere.
In general, trade agreements, governmental policies and/or trade restrictions are beyond the control of Denison and may affect the supply of uranium available for use in markets like the United States and Europe, which are currently the largest markets for uranium in the world. Similarly, trade restrictions or foreign policy have the potential to impact the ability to supply uranium to developing markets, such as China and India. If substantial changes are made to regulations affecting the global marketing and supply of uranium, the Company’s business, financial condition and results of operations may be materially adversely affected.
The current United States administration has been making, and is expected to continue to make, legislative and regulatory changes that could have an adverse effect on the Company and its financial condition. In particular, there is uncertainty regarding the scope and scale of U.S. tariffs and whether there will continue to be support for existing treaty and trade relationships between the U.S. and its trading partners, including Canada. In 2025, the United States enacted or proposed broad-based tariffs on goods imported into the United States on multiple occasions. Changes in or the imposition of any new tariffs, taxes or import or export restrictions or prohibitions impacting imports to and exports from Canada could impose additional costs on the Company, decrease U.S. demand for the Company’s products, or otherwise negatively impact the Company. Furthermore, there is a risk that any broad-based tariffs of meaningful scale imposed by the United States on a sustained basis could trigger a broader global trade war which may have a material adverse effect on the Canadian, U.S. and global economies overall, which in turn could have a material adverse impact on the Company’s business.
Lack of public acceptance of nuclear energy and competition from other energy sources may result in lower demand for uranium.
Growth of the uranium and nuclear power industry will depend upon continued and increased acceptance of nuclear technology as a clean means of generating electricity. Because of unique political, technological and environmental factors that affect the nuclear industry, including the risk of a nuclear incident, the industry is subject to public opinion risks that could have an adverse impact on the demand for nuclear power and increase the regulation of the nuclear power industry.
Nuclear energy competes with other sources of energy, including oil, natural gas, coal and hydro-electricity. These other energy sources are, to some extent, interchangeable with nuclear energy, particularly over the longer term. Technical advancements in, and government subsidies for, renewable and other alternate forms of energy, such as wind and solar power, could make these forms of energy more commercially viable and put additional pressure on the demand for uranium concentrates. Sustained lower prices of alternate forms of energy may result in lower demand for uranium concentrates.
Market projections for future demand for uranium are based on various assumptions regarding the rate of construction and approval of new nuclear power plants, as well as continued public acceptance of nuclear energy around the world. The rationale for adopting nuclear energy can be varied, but often includes the clean and environmentally friendly operation of nuclear power plants, as well as the affordability and round-the-clock reliability of nuclear power. A change in public sentiment regarding nuclear energy could have a material impact on the number of nuclear power plants under construction, planned or proposed, which could have a material impact on the market’s and the Company’s expectations for the future demand for uranium and the future price of uranium.
Recent geopolitical conflicts have highlighted to many global policymakers the significant risk associated with an over-reliance on sources of energy from politically unstable jurisdictions. In many cases, this has resulted in increased calls for a renewed focus on energy independence, to which many nations have identified nuclear power as a potentially critical energy alternative that can both improve energy sovereignty and support the achievement of carbon emission reduction climate goals.
Denison is reliant on other operators for the advancement and maintenance of certain of its joint venture interests and other properties.
For certain of Denison’s property interests, Denison is not the operator and therefore is not in control of the applicable activities and operations. As a result, Denison is and will be, to a certain extent, dependent on the operators for the nature and timing of activities related to these interests and may be unable to direct or control such activities.
As an example, Orano Canada is the operator and majority participant in the MLJV and MWJV. The McClean Lake mill employs unionized workers who work under collective agreements. Orano Canada, as the operator, is responsible for most operational and production decisions and all dealings with unionized employees and its decisions drive mill and mining operations. Similarly, Orano Canada is responsible for all licensing and dealings with various regulatory authorities. Orano Canada maintains the regulatory licences for operation of the McClean Lake mill, all of which are subject to renewal from time to time and are required in order for the mill to operate in compliance with applicable laws and regulations. Any lengthy work stoppages, or disruption to the operation of the mill or mining operations as a result of a licensing matter or regulatory compliance, may have a material adverse impact on the Company’s future cash flows, earnings, results of operations and financial condition.
Denison is reliant on the licensed storage facilities with which it stores its physical uranium.
Any uranium purchased by the Company will be stored at one or more licensed uranium conversion facilities (“Facilities”), each owned by different third-party organizations. As the number of duly licensed Facilities is limited, there can be no assurance that storage arrangements that are commercially beneficial to the Company will remain readily available. Failure to negotiate commercially reasonable storage terms with the Facilities may have a material impact on the Company’s plans with respect to the physical uranium holdings.
As there is only one Facility in Canada, storage for a portion of the Company’s uranium holdings is with a Facility in the United States, and conversion and storage arrangements for the Company’s current uranium holdings and any future uranium production, as applicable, could be impacted by geopolitical or international trade factors.

By holding its investments in uranium with licensed Facilities, the Company is exposed to the credit risks of any such Facilities and their operators. There is no guarantee that the Company can fully recover all of its investments in uranium held with the Facilities. Failure to recover all uranium holdings could have a material adverse effect on the financial condition of the Company.
Any loss or damage of the uranium may not be fully covered or absolved by contractual arrangements with the Facilities or the Company’s insurance arrangements, and the Company may be financially and legally responsible for losses and/or damages not covered by indemnity provisions or insurance. Any failure to recover all of the uranium holdings could have a material adverse effect on the financial condition of the Company.
Fluctuations in foreign exchange rates could negatively affect the Company.
The Company maintains its accounting records and reports its financial position and results in Canadian dollars. Fluctuations in the U.S. currency exchange rate relative to the Canadian currency could significantly impact the Company, including its financial results, operations or the trading value of its securities, as the price of uranium is quoted in U.S. dollars, and a decrease in value of U.S. dollars would result in a relative decrease in the valuation of uranium and the associated market value from a Canadian currency perspective. Exchange rate fluctuations, and any potential negative consequences thereof, are beyond the Company’s control.
The Company may not realize the intended benefits of its transactions.
Denison has completed a number of corporate transactions over the last several years, including, without limitation, the acquisition of physical uranium and investments in Foremost, Cosa Resources Corp., KLP, JCU, Skyharbour Resources Ltd., and F3 Uranium Corp. Despite Denison’s belief that these transactions, and others which may be completed in the future, will be in Denison’s best interest and benefit the Company and Denison’s securityholders, Denison may not realize the anticipated benefits of such transactions or realize the full value of the consideration paid or received to complete the transactions. This could result in significant accounting impairments or write-downs of the carrying values of mineral properties or other assets and could adversely impact the Company and the price of its Common Shares.
Denison expects it may enter into agreements with multiple counterparties with respect to Project construction, financing initiatives and/or the sale of potential uranium production. Denison may not realize the anticipated benefits of such transactions due to risks of counterparty non-performance, including non-payment or other default, which could adversely impact the Company.
Denison may be unable to exploit, expand and/or replace mineral reserves and mineral resources.
Denison’s mineral reserves and resources estimated for its projects are currently the only projected future sources of possible uranium production. Unless other mineral reserves or resources are discovered or acquired, Denison’s sources of future production for uranium concentrates will decrease over time if its current mineral reserves and mineral resources are exploited or otherwise revised. There can be no assurance that future exploration, development and acquisition efforts will be successful in replenishing its mineral reserves and resources. In addition, while Denison believes that many of its properties demonstrate development potential, there can be no assurance that they can or will be successfully developed and put into production in future years.
Competition for properties could limit the Company’s ability to add to or replace mineral reserves and mineral resources.
Significant competition exists for the limited supply of mineral lands available for acquisition. Participants in the mining business include large established companies with long operating histories. In certain circumstances, the Company may be at a disadvantage in acquiring new properties as competitors may have incumbency advantages, greater financial resources and more technical staff. Accordingly, there can be no assurance that the Company will be able to compete successfully to acquire new properties or that any such acquired assets would yield resources or reserves or result in commercial mining operations.

Challenges to Denison’s title to or interest in its properties could have a material adverse effect on Denison’s operations.
The Company has investigated its rights to explore and exploit its properties and, to the best of its knowledge, those rights are in good standing. However, no assurance can be given that such rights will not be revoked, or significantly altered, to its detriment. There can also be no assurance that the Company’s rights will not be challenged or impugned by third parties, including the federal, provincial and local governments in Canada, as well as by First Nations and Métis.
There is also a risk that Denison’s title to, or interest in, its properties may be subject to defects or challenges. If such defects or challenges cover a material portion of Denison’s property, they could have a material adverse effect on Denison’s results of operations, financial condition, reported mineral reserves and resources and/or long-term business prospects.
Failure to renew or a default in obligations under the Credit Facility or other debt arrangement, as applicable, could have a material adverse impact on Denison’s operations and financial condition.
The Company’s amended and restated credit facility with the Bank of Nova Scotia (the “Credit Facility”) has a term of one year that has been renewed annually and will need to be renewed again on or before January 31, 2027. There is no certainty what terms of any renewal may be, or any assurance that such renewal will be made available to Denison.
Denison is required to satisfy certain financial covenants in order to maintain its good standing under the Credit Facility. Denison is also subject to a number of restrictive covenants under the Credit Facility and the Ecora Transaction, such as restrictions on Denison’s ability to incur additional indebtedness and sell, transfer or otherwise dispose of material assets. Denison may from time to time enter into other arrangements to borrow money in order to fund its operations and expansion plans, and such arrangements may include covenants that have similar obligations or that restrict its business in some way.
Events may occur in the future, including events out of Denison’s control, which could cause Denison to fail to satisfy its obligations under the Credit Facility, Ecora Transaction or other debt instruments. In such circumstances, the amounts drawn under Denison’s debt agreements may become due and payable before the agreed maturity date, and Denison may not have the financial resources to repay such amounts when due. The Credit Facility and Ecora Transaction are secured by a pledge of the shares of DMI. If Denison were to default on its obligations under the Credit Facility, Ecora Transaction or other secured debt instruments in the future, the lender(s) under such debt instruments could enforce their security and seize significant portions of Denison’s assets.
Restrictions on changes of control could delay or disrupt transactions otherwise beneficial to the Company or its securityholders.
The Ecora Transaction, the Convertible Notes’ indenture and certain other of Denison’s agreements contain provisions that could adversely impact Denison or its securityholders in the case of a transaction that would result in a change of control of Denison or certain of its subsidiaries. In the case of the Convertible Notes, for example, under certain circumstances, a change of control of Denison could trigger redemption rights.
If consent is required from our counterparty and the counterparty chooses to withhold its consent, then such transaction opportunity could have to be abandoned or, if such transaction were to proceed, the counterparty could seek to terminate certain agreements with Denison, including certain agreements forming part of the Ecora Transaction, or require Denison to buy the counterparty’s rights back from them, which could adversely affect Denison’s financial resources and prospects.
If applicable, such restrictive contractual provisions could delay or discourage a change in control of the Company that could otherwise be beneficial to Denison or its securityholders.
Inaccuracy of decommissioning and reclamation estimates and insufficiency of financial assurance could impact the Company’s operations and financial condition.
As owner of the Elliot Lake decommissioned sites and part owner of the McClean Lake mill, McClean Lake mines, the Midwest uranium project, the Wheeler River project, and certain exploration properties, and for so long as the Company remains an owner thereof, the Company is obligated to eventually reclaim or participate in the reclamation of such properties. Most, but not all, of the Company’s reclamation obligations are secured, and cash and other assets of the Company have been reserved to secure this obligation. Although the Company’s financial statements record a liability for the asset retirement obligation, and the security requirements are periodically reviewed by applicable regulatory authorities, there can be no assurance or guarantee that the ultimate cost of such reclamation obligations will not exceed the estimated liability contained on the Company’s financial statements.
As Denison’s properties approach or go into decommissioning, regulatory review of the Company’s decommissioning plans may result in additional decommissioning requirements, associated costs and the requirement to provide additional financial assurances. It is not possible to predict what level of decommissioning and reclamation (and financial assurances relating thereto) may be required from Denison in the future by regulatory authorities.
Technical innovation and obsolescence could reduce the demand for the Company’s uranium.
Requirements for Denison’s products and services may be affected by technological changes impacting the mining and/or nuclear industries. For example, technological changes in nuclear reactors, enrichment and used uranium fuel processing could reduce the demand for uranium. In addition, Denison’s competitors may adopt technological advancements that give them an advantage over Denison.
The Company could be negatively impacted by any failure to comply with applicable anti-bribery and anti-corruption laws.
The Company is subject to anti-bribery and anti-corruption laws, including the Corruption of Foreign Public Officials Act (Canada) and the United States Foreign Corrupt Practices Act of 1977, as amended. Failure to comply with these laws could subject the Company to, among other things, reputational damage, civil or criminal penalties, other remedial measures and legal expenses which could adversely affect the Company’s business, results from operations, and financial condition. It may not be possible for the Company to ensure compliance with anti-bribery and anti-corruption laws in every jurisdiction in which its employees, agents, sub-contractors or joint venture partners are located or may be located in the future.
Climate change poses unique challenges that could materially impact Denison’s operations or financial condition.
Due to changes in local and global climatic conditions, many analysts and scientists predict an increase in the frequency of extreme weather events such as floods, droughts, forest and brush fires and extreme storms. Such events could materially disrupt the Company’s operations, particularly if they affect the Company’s sites, impact local infrastructure, disrupt supply chains, or threaten the health and safety of the Company’s employees, contractors and/or local communities. In addition, reported warming trends could result in later freeze-ups and warmer lake temperatures in the Athabasca Basin region, potentially negatively affecting the Company’s winter exploration programs.
The Company is focused on operating in a manner designed to minimize the environmental impacts of its activities; however, certain environmental impacts from mineral exploration and mining activities may be inevitable. Increased environmental regulation and/or the use of fiscal policy by regulators in response to concerns over climate change and other environmental impacts, such as additional taxes levied on activities deemed harmful to the environment, could have a material adverse effect on Denison’s financial condition or results of operations.
Information systems upon which the Company may rely could be insufficient and/or vulnerable to cyberattack.
One of the Company’s material assets is its operational data and intellectual property and the ability to effectively retain and access that data is a priority for Denison. There is a risk that corporate data management systems are not implemented or utilized effectively to achieve ease of access and retrieval of timely, accurate and meaningful information about the business operations and risks to enable informed decision-making. The accessibility of the Company’s corporate data may also be compromised through information security breaches.

Although to date the Company has not experienced any information security breaches or any losses relating to cyber attacks, there can be no assurance that the Company will not incur such losses in the future.
One of the most important things a company can do to prevent information security breaches is to ensure its people understand the importance of protecting its data and systems. In light of that, the Company has an Information Technology Acceptable Use Policy for its employees, for which it seeks annual review and affirmation of compliance, with procedures and practices in place designed to protect Denison’s information technology (“IT”) infrastructure. Denison also regularly deploys mandatory company-wide information technology and cyber security training, to ensure familiarity with the risks and mitigation strategies.
The Company’s operations depend upon the availability, capacity, reliability and security of its IT infrastructure, and its ability to expand and update this infrastructure as required, to conduct daily operations. Denison relies on various IT systems in all areas of its operations, including project management, financial reporting, contract management, exploration and development data analysis, human resource management, regulatory compliance and communications with employees and third parties.
These IT systems could be subject to network disruptions caused by a variety of sources, including computer viruses, security breaches and cyber attacks, as well as network and/or hardware disruptions resulting from incidents such as unexpected interruptions or failures, natural disasters, fire, power loss, vandalism and theft. The Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures.
The ability of the IT function to support the Company’s business in the event of any such occurrence and the ability to recover key systems from unexpected interruptions cannot be fully tested. There is a risk that, if such an event occurs, the Company’s continuity plan may not be adequate to immediately address all repercussions of the disaster. In the event of a disaster affecting a data centre or key office location, key systems may be unavailable for a number of days, leading to inability to perform some business processes in a timely manner. As a result, the failure of Denison’s IT systems or a component thereof could, depending on the nature of any such failure, adversely impact the Company’s reputation and results of operations.
Unauthorized access to Denison’s IT systems by employees or third parties could lead to corruption or exposure of confidential, fiduciary or proprietary information, interruption to communications or operations or disruption to the Company’s business activities or its competitive position. Further, disruption of critical IT services, or breaches of information security, could have a negative effect on the Company’s operational performance and its reputation. The Company’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority.
The Company applies technical and process controls in line with industry-accepted standards to protect information, assets and systems, and is always considering initiatives to enhance its cyber and data security; however, these controls may not adequately prevent cyber security breaches. There is no assurance that the Company will not suffer losses associated with cyber-security breaches in the future, and may be required to expend significant additional resources to investigate, mitigate and remediate any potential vulnerabilities. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.
The Use of Technology and Artificial Intelligence (“AI”) Systems
The Company, its counterparties, third-party providers and vendors may from time to time use AI technology to make the Company’s operations and systems more efficient and productive. While the Company has set measures to oversee its use of AI technology, the Company has no way of ensuring that its third-party providers and vendors are engaging in risk mitigating measures when adopting and using AI technology. In addition, as many AI technology systems are constantly evolving and becoming more effective, the Company may be at an increased risk of a cybersecurity attack where AI technology is used to circumvent security controls, evade detection and remove forensic evidence. As a result, the Company may be unable to detect, investigate, remediate or recover from future attacks or incidents, or to avoid a material adverse impact on its business.

Events could cause the cost and impact of maintenance of key infrastructure and equipment to be significant or unexpected.
For continued operations and to ensure the health and safety of employees and others, the Company must maintain diverse physical assets and infrastructure. The cost of operation and maintenance and the operating performance of such facilities may be adversely affected by a variety of factors, including regular and unexpected maintenance and replacement expenditures; the aging of facilities which may reduce their operating performance and increase the cost of maintenance; potential breakdown or failure of equipment requiring emergency or temporary response; catastrophic events such as fires, explosions, earthquakes, volcanic eruptions, landslides, floods, releases of hazardous materials, severe storms or similar occurrences; and other factors discussed in these risk factors. Any of these events could significantly increase the expenses incurred by the Company and/or materially and adversely affect its business, financial condition and future results.
Conflicts of interest with the Company’s directors or officers could have a material adverse impact on the Company.
Some of the directors and officers of Denison are also directors of other companies that are similarly engaged in the business of acquiring, exploring and developing natural resource properties. Such associations may give rise to conflicts of interest from time to time. In particular, one of the consequences would be that corporate opportunities presented to a director or officer of Denison may be offered to another company or companies with which the director or officer is associated, and may not be presented or made available to Denison. The directors and officers of Denison are required by law to act honestly and in good faith with a view to the best interests of Denison, to disclose any interest which they may have in any project or opportunity of Denison, and, where applicable for directors, to abstain from voting on such matter. Conflicts of interest that arise will be subject to and governed by the procedures prescribed in the Company’s Code of Ethics and by the OBCA.
Disclosure and internal control systems provide reasonable assurance, but not absolute assurance, with respect to the reliability of the Company’s financial reporting.
Internal controls over financial reporting are procedures designed to provide reasonable assurance that transactions are properly authorized, assets are safeguarded against unauthorized or improper use, and transactions are properly recorded and reported. Disclosure controls and procedures are designed to ensure that information required to be disclosed by a company in reports filed with securities regulatory agencies is recorded, processed, summarized and reported on a timely basis and is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. As with any internal control system, there is a risk of override, collusion, or circumvention, particularly during periods of rapid growth or heightened project activity. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance with respect to the reliability of reporting, including financial reporting and financial statement preparation.
Risks Related to Our Securities and Investments Therein
Fluctuations in the market price of the Common Shares are often outside the control of the Company and could materially impact securityholders’ investments in the Company and the Company’s access to capital.
Fluctuations in the market price of the Common Shares are often outside the control of the Company and could materially impact securityholders’ investments in the Company and the Company’s access to capital.
The market price of the Common Shares may experience wide fluctuations which may not necessarily be related to the financial condition, operating performance, underlying asset values or prospects of the Company. These factors include macroeconomic developments in North America and globally, such as trade or tariff disputes, market perceptions of the attractiveness of particular industries — including nuclear energy — and volatile trading due to unpredictable general market or trading sentiments.
The market price of the Common Shares is also likely to increase or decrease in response to a number of events and factors, including: Denison’s operating performance and the performance of competitors and other similar companies; the breadth of the public market for the Common Shares and the attractiveness of alternative investments; volatility in metal prices; the number of Common Shares to be publicly traded after an offering pursuant to any prospectus or prospectus supplement; the public’s reaction to the Company’s press releases, material change reports, other public announcements and its filings with the various securities regulatory authorities; the arrival or departure of key personnel; public perception of the nuclear industry and reaction to the developments therein; changes in recommendations by research analysts who track the Common Shares or the shares of other companies in the sector; developments that affect the market for all resource sector securities; changes in general economic and/or political conditions (including changing governmental policies, trade agreements, trade restrictions and tariffs, inflation); acquisitions, strategic alliances or joint ventures involving Denison or its competitors; and the other risk factors listed herein.
The current United States administration has been making, and is expected to continue to make, legislative and regulatory changes that could result in a broader global trade war which could have a material adverse effect on the Canadian, U.S. and global economies overall, which in turn could have a material adverse impact on the market price of the Common Shares.
Many of these factors that could impact the market price of the Common Shares are not directly related to Denison’s results or operations and are, therefore, not within Denison’s control. Accordingly, the market price of the Common Shares at any given point in time may not accurately reflect the long-term value of Denison.
In recent years, the Company has been affected by the results of a seemingly significant change in investor sentiment towards nuclear energy and uranium in connection with a global trend towards the transition to “clean” energy sources, which is believed to have resulted in increased trading volumes and price volatility of the Common Shares. Investor sentiment can change quickly, and investors may make investment decisions based on third-party media and/or social media discussions that may not accurately reflect the Company’s disclosure or actual results of operations. Such sentiments may cause volatility in the trading price of the Common Shares and may or may not be reflective of individual investor’s views as to the value of the underlying assets.
Market sentiment and trading in an entity’s shares can also be impacted by its inclusion in, or exclusion from, certain equity benchmarks and/or investable indices. For example, in 2021, the Common Shares were added to the S&P/TSX Composite Index, the headline index for the Canadian equity market. This inclusion could impact the Common Share price positively, with increased interest in purchasing the Common Shares. However, a decline in the index could result in investors selling the Common Shares for reasons that are unrelated to the Company’s operating results, underlying asset values or prospects. In addition, the removal of the Company from the S&P/TSX Composite could have a negative impact on the market price of Common Shares, as certain shareholders who link investments to the index could be required to sell the Common Shares for reasons that are unrelated to the Company’s operating results, underlying asset values or prospects.
Accordingly, the market price of the Common Shares may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted, and the trading price of the Common Shares may be materially adversely affected.
Securities class-action litigation often has been brought against companies following periods of volatility in the market price of their securities. Denison may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.
Dilution from redemption of the Convertible Notes and/or further Common Share issuances could impact the value of a securityholder’s investment in Denison.
Denison has historically raised, and may continue to raise, funds for its operations through equity issuances, including the December 2025 flow-through shares offering and the Convertible Notes. Accordingly, holders of Common Shares may suffer dilution.

Denison may sell additional debt or equity securities (including through the sale of securities convertible into Common Shares) to finance its exploration, evaluation, development, construction and other operations, acquisitions or other projects. Denison is authorized to issue an unlimited number of Common Shares. Denison cannot predict the size of future sales and issuances of debt or equity securities or the effect, if any, that future sales and issuances of debt or equity securities will have on the market price of the Common Shares.
With respect to the Convertible Notes, in certain circumstances the Company may decide to redeem the outstanding Convertible Notes or to repay outstanding principal amounts owing thereunder at the maturity of the Convertible Notes by issuing additional Common Shares.
Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors may suffer dilution of their voting power and it could reduce the value of their investment.
Lack of liquidity for Common Shares may negatively impact a securityholder’s investment and/or the Company’s exchange listings.
Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or the NYSE American or achieve listing on any other public listing exchange. In addition, the trading market for the Common Shares could be influenced by the research and reports that industry or securities analysts publish about the Company. If one or more analysts cease coverage on the Company or fail to regularly public reports, the Company could lose visibility in the financial markets, which in turn could cause the trading price or volume, and liquidity, of the Common Shares to decline.
The Company has not paid and may not pay dividends on the Common Shares.
The Company has not paid any dividends on the Common Shares and does not anticipate doing so in the immediate future. The payment of future dividends, if any, will be reviewed periodically by Denison’s board of directors (the “Board”) and will depend on, among other things, conditions then-existing, including the Company’s operations and earnings, financial requirements and other factors including but not limited to commodity prices, production levels, if any, capital expenditure requirements, debt service requirements, operating costs and foreign exchange rates.
Interests of KEPCO and KHNP may not always be consistent with the interests of other securityholders.
Effective December 2016, KEPCO indirectly transferred the majority of its interest in Denison to KHNP Canada. Denison and KHNP Canada subsequently entered into an amended and restated strategic relationship agreement effective September 19, 2017 (the “KHNP SRA”) (on substantially similar terms as the original strategic relationship agreement between Denison and KEPCO), pursuant to which KHNP Canada is contractually entitled to representation on the Board. Provided KHNP Canada holds over 5% of the Common Shares, it is entitled to nominate one director for election to the Board at any shareholder meeting. KHNP Canada’s right to nominate a director may give KHNP Canada influence on decisions made by the Board. Although KHNP Canada’s director nominee will be subject to duties under the OBCA to act in the best interests of Denison as a whole, such director nominee is likely to be an employee of KHNP and he or she may give special attention to KHNP’s or KEPCO’s interests as indirect shareholders. The interests of KHNP and KEPCO, as indirect shareholders, may not always be consistent with the interests of other securityholders.
The KHNP SRA also includes provisions granting KHNP Canada a right of first offer for certain asset sales and the right to be approached to participate in certain potential acquisitions. The right of first offer and participation right of KHNP Canada may negatively affect Denison’s ability or willingness to entertain certain business opportunities, or the attractiveness of Denison as a potential party for certain business transactions. KEPCO’s large indirect shareholding block may also make Denison less attractive to third parties considering an acquisition of Denison if those third parties are not able to negotiate KEPCO or KHNP Canada’s support.

United States investors may not be able to obtain enforcement of civil liabilities against the Company.
The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that the Company is governed by the OBCA, that the majority of the Company’s officers and directors are residents of Canada, and that all, or a substantial portion, of their assets and the Company’s assets are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of its directors and officers or enforce judgments obtained in the United States courts against the Company or certain of the Company’s directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.
There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against the Company or its directors and officers. There is also doubt as to whether an original action could be brought in Canada against the Company or its directors and officers to enforce liabilities based solely upon United States federal or state securities laws.
If the Company is characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.
U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that the Company is classified as a ‘passive foreign investment company’ (“PFIC”) for U.S. federal income tax purposes. The determination of whether the Company is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the Company’s income, expenses and assets from time to time and the nature of the activities performed by the Company’s officers and employees. The Company may have been a PFIC in one or more prior tax years, and may be a PFIC in the current tax year and in subsequent tax years. Prospective investors should carefully read the tax discussion in any applicable prospectus supplement for more information and consult their own tax advisors regarding the consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income.
As a foreign private issuer, the Company is subject to different U.S. securities laws and rules than a U.S. domestic issuer, which may limit the information publicly available to U.S. investors.
The Company is a foreign private issuer under applicable U.S. federal securities laws and, therefore, is not required to comply with certain periodic disclosure and current reporting requirements of the U.S. Exchange Act and related rules and regulations. As a result, the Company does not file the same reports that a U.S. domestic issuer would file with the SEC; instead, it files with or furnishes to the SEC the continuous disclosure documents it is required to file in Canada under Canadian securities laws. In addition, the Company’s officers, directors and principal shareholders are exempt from reporting holdings in the Company’s securities and the ‘short swing’ profit recovery provisions of Section 16 of the U.S. Exchange Act. Under corresponding Canadian insider reporting requirements, the Company’s officers, directors and principal shareholders have a comparably longer period to report purchases or sales of securities of the Company. The Company is also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. In addition, as a foreign private issuer, the Company is exempt from the proxy rules under the U.S. Exchange Act. The Company also has the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that the Company discloses the requirements it is not following and describes the Canadian practices it follows instead. The Company may elect to follow home country practices in Canada with regard to certain corporate governance matters. As a result, the Company’s shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all corporate governance requirements.
The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Company.
The Company may lose its foreign private issuer status if a majority of the Common Shares are owned of record in the United States and the Company fails to meet the additional requirements necessary to avoid loss of foreign private issuer status, which require that the majority of both its directors and executive officers are not U.S. citizens or residents, a majority of the Company’s assets are located outside the United States, and that its business be principally administered outside the United States. The regulatory and compliance costs to the Company under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs the Company incurs as a Canadian foreign private issuer eligible to use the multijurisdictional disclosure system. The transition to reporting as a U.S. domestic issuer will also require significant time and attention from the Company’s senior management, finance and legal teams, which may divert focus from our core business activities. If the Company is not a foreign private issuer, it would not be eligible to use the multijurisdictional disclosure system or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. Failure to achieve compliance with U.S. domestic issuer reporting could expose the Company to regulatory enforcement litigation and reputational harm.
Use of proceeds from transactions may differ from originally intended and disclosed.
While detailed information regarding the use of proceeds from the sale of our securities will be described in the applicable prospectus supplement, Denison will have broad discretion over the use of the net proceeds from an offering of its securities. Because of the number and variability of factors that will determine Denison’s use of such proceeds, the Company’s ultimate use might vary substantially from its planned use. You may not agree with how Denison allocates or spends the proceeds from an offering of its securities. Denison may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of its securities, including the market value of the Common Shares, and that may result in or increase the Company’s losses from operations.
Investors may lose their entire investment.
An investment in securities is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company.
Absence of a market through which the Company’s securities, other than Common Shares, may be sold could impact the value of a shareholder’s investment and the Company’s ability to raise equity funding on desirable terms.
There is currently no market through which the Company’s securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable prospectus supplement, any subscription receipts, units, debt securities, share purchase contracts or warrants will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell subscription receipts, units, debt securities, share purchase contracts or warrants purchased under this prospectus. This may affect the pricing of the Company’s securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market will develop for the aforementioned securities, or if developed, that such a market will be sustained at the price level at which it was offered. The liquidity of the trading market in those securities, and the market price quoted of those securities, may be adversely affected by, among other things: (a) changes in the overall market for those securities; (b) changes in Denison’s financial performance or prospects; (c) changes or perceived changes in Denison’s creditworthiness; (d) the prospects for companies in the industry generally; (e) the number of holders of those securities; (f) the interest of securities dealers in making a market for those securities; and (g) prevailing interest rates.
There can be no assurance that fluctuations in the trading price will not materially adversely impact Denison’s ability to raise equity funding without significant dilution to the Company’s existing shareholders, or at all.
Unsecured debt securities, if issued, present risks to investors.
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured and will rank equally in right of payment with all of Denison’s other existing and future unsecured debt. The debt securities will be effectively subordinated to all of the Company’s existing and future secured debt to the extent of the assets securing such debt. If Denison is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities. See “Description of Debt Securities”.
Dilution from exercise of outstanding stock options or settlement of share units poses risks to securityholders.
The Company has stock options issued, representing a right to receive Common Shares upon their exercise. In addition, the Company has share units issued, representing a right to receive Common Shares on vesting and satisfaction of the settlement conditions. The exercise of the stock options or the settlement of the share units and the subsequent resale of such Common Shares in the public market could adversely affect the prevailing market price and the Company’s ability to raise equity capital in the future at a time and price which deems it appropriate. The Company may also enter into commitments in the future which would require the issuance of additional Common Shares or may grant share purchase warrants and the Company is expected to grant additional stock options and share units. Any share issuances from the Company’s treasury will result in immediate dilution to existing shareholders’ percentage interest in the Company.
USE OF PROCEEDS
Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from any sale of our securities to advance business objectives outlined in this prospectus and the documents incorporated by reference herein, for working capital requirements and for exploration and development of the Company’s mineral property interests, including but not limited to the development of the Wheeler River project through to the envisioned start of commercial production and beyond. The amount of net proceeds expected to be received from the sale of securities, and each of the principal purposes for which the Company will use those net proceeds, will be set forth in the applicable prospectus supplement.
The Company had negative operating cash flow in recent past financial reporting periods. To the extent that the Company has negative cash flow in future periods, the Company may need to deploy a portion of proceeds from any sale of our securities to fund such negative cash flow.
In order to raise additional funds to finance future growth opportunities, we may, from time to time, issue securities. More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus. However, while detailed information regarding the use of proceeds from the sale of securities may be described in the applicable prospectus supplement, the Company will have broad discretion over the use of the net proceeds from an offering by the Company of its securities. The final use of proceeds with respect to any particular offering may be impacted by various risk factors that may impact the Company’s business, financial condition and results of operations. See “Risk Factors”.
Unless otherwise set forth in the applicable prospectus supplement, the Company will not receive any proceeds from any sale of securities by the Selling Securityholders (as defined herein).
CONSOLIDATED CAPITALIZATION
There have been no material changes in our consolidated share or debt capital since June 30, 2026, the date of our financial statements for the most recently completed financial period.

SELLING SECURITYHOLDERS
Securities may be sold under this prospectus by way of secondary offering by certain of the Company’s securityholders (“Selling Securityholders” and each, a “Selling Securityholder”). The prospectus supplement for or including any offering of securities by Selling Securityholders will include the following information, to the extent required by applicable securities laws: (i) the name or names of the Selling Securityholders (if a Selling Securityholder is not an individual, the name of each individual who is a principal securityholder of the Selling Securityholder); (ii) the number or amount of securities owned, controlled or directed by each Selling Securityholder; (iii) the number or amount of securities being distributed for the account of each Selling Securityholder; (iv) the number or amount of securities to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of outstanding securities; (v) whether the securities are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only; (vi) if any Selling Securityholder acquired any securities in the 12 months preceding the date of the applicable prospectus supplement, the date or dates on which such Selling Securityholder acquired such securities and the cost thereof to such Selling Securityholder in the aggregate and on an average cost per security basis; (vii) if applicable, the disclosure required by Item 1.11 of Form 44-101F1, and, if applicable, the Selling Securityholders will file a non-issuer’s submission to jurisdiction form with the corresponding prospectus supplement; and (viii) all other information that is required to be included in the applicable prospectus supplement. No Selling Securityholder may distribute securities pursuant to an ATM Distribution under this prospectus.
PRIOR SALES
Information in respect of our Common Shares that we issued within the previous 12-month period, including Common Shares that we issued either upon the exercise of options, or which were granted under our stock option plan, or any other equity compensation plan, will be provided as required in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.
TRADING PRICE AND VOLUME
The Company’s Common Shares are listed and posted for trading on the TSX under the symbol “DML” and NYSE American under the symbol “DNN”. Trading price and volume of the Company’s securities will be provided as required for all of our Common Shares, as applicable, in each prospectus supplement to this prospectus.
DESCRIPTION OF SHARE CAPITAL
The authorized share capital of the Company consists of an unlimited number of Common Shares. As of the date of this prospectus, there were 905,440,472 Common Shares issued and outstanding.
In addition, as of the date of this prospectus, there were 5,142,331 Common Shares issuable upon the exercise of outstanding stock options, at a weighted average exercise price of C$2.98, and 9,915,874 Common Shares issuable upon the conversion of outstanding share units, for a total of 920,498,677 Common Shares on a fully-diluted basis. Additional Common Shares may be issued pursuant to the Convertible Notes.
All of our Common Shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and entitlement to any dividends declared by the Company. The holders of our Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote). Each Common Share carries the right to one vote. In the event of the liquidation, dissolution or winding-up of the Company, the holders of our Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after the payment by the Company of all of its liabilities. The holders of our Common Shares are entitled to receive any dividends declared by the Company in respect of the Common Shares, subject to the rights of holders of other classes ranking in priority to our Common Shares with respect to the payment of dividends, on a pro rata basis. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. Any alteration of the rights attached to our Common Shares must be approved by at least two-thirds of the Common Shares voted at a meeting of our shareholders. Provisions as to the modification, amendment or variation of such rights or provisions are contained in our bylaws and in the OBCA.

DESCRIPTION OF SUBSCRIPTION RECEIPTS
Denison may issue subscription receipts separately or in combination with one or more other securities. The subscription receipts will entitle holders thereof to receive, upon satisfaction of certain Release Conditions (as defined herein) and for no additional consideration, Common Shares, warrants or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.
The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. Denison will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions and with the SEC in the United States, as applicable, after it has been entered into, and such Subscription Receipt Agreement will be available electronically on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.
General
The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that the Company may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:
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the designation and aggregate number of subscription receipts being offered;

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the price at which the subscription receipts will be offered;

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the designation, number and terms of the Common Shares, warrants or a combination thereof to be received by the holders of subscription receipts upon satisfaction of the Release Conditions (as defined herein), and any procedures that will result in the adjustment of those numbers;

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the conditions that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants or a combination thereof (the “Release Conditions”);

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the procedures for the issuance and delivery of the Common Shares, warrants or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;

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whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants or a combination thereof upon satisfaction of the Release Conditions;

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the identity of the Escrow Agent;

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the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

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the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, warrants or a combination thereof pending satisfaction of the Release Conditions;

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the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

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if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;
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procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

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any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

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any entitlement of Denison to purchase the subscription receipts in the open market by private agreement or otherwise;

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whether the Company will issue the subscription receipts as global securities and, if so, the identity of the depository for the global securities;

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whether the Company will issue the subscription receipts as bearer securities, as registered securities or both;

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provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other Denison securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

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whether the Company will apply to list the subscription receipts on a securities exchange or automated interdealer quotation system;

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material U.S. and Canadian federal income tax consequences of owning the subscription receipts; and

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any other material terms or conditions of the subscription receipts.

Original purchasers of subscription receipts will have a contractual right of rescission against the Company in respect of the purchase and conversion of the subscription receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipt and the additional amount paid upon conversion, if any, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.
Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions
The holders of subscription receipts will not be, and will not have the rights of, shareholders of Denison. Holders of subscription receipts are entitled only to receive Common Shares, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.
Escrow
The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or warrants may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.
Modifications
The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.
The Subscription Receipt Agreement will also specify that the Company may amend any Subscription Receipt Agreement and the subscription receipts, without the consent of the holders of the subscription receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.
DESCRIPTION OF UNITS
Denison may issue units, which may consist of one or more Common Shares, warrants or any combination of securities as is specified in the relevant prospectus supplement. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:
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the designation and aggregate number of units being offered;

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the price at which the units will be offered;

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the designation, number and terms of the securities comprising the units and any agreement governing the units;

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the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

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whether the Company will apply to list the units on a securities exchange or automated interdealer quotation system;

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material U.S. and Canadian federal income tax consequences of owning the units, including how the purchase price paid for the units will be allocated among the securities comprising the units; and

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any other material terms or conditions of the units.

DESCRIPTION OF DEBT SECURITIES
In this description of debt securities, “we”, “us”, “our” or “the Company” refers to Denison Mines Corp., but not to its subsidiaries. This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture, or the indenture, to be entered into between us and one or more trustees. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the laws of the State of New York. A copy of the form of the indenture is being filed with the SEC as an exhibit to the U.S. Registration Statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the debt securities. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.
We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.
General
The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.
The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:
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the title of the debt securities;

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the aggregate principal amount of the debt securities;

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the percentage of principal amount at which the debt securities will be issued;

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whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

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whether the payment of the debt securities will be guaranteed by one or more affiliates or associates of the Company;

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the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

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whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

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the place or places we will pay principal, premium, if any, and interest and the place or places where debt securities can be presented for registration of transfer or exchange;

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whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

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whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

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whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;

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the denominations in which we will issue any registered debt securities, if other than denominations of U.S.$1,000 and any integral multiple of U.S.$l,000 in excess thereof and, if other than denominations of U.S.$5,000, the denominations in which any unregistered debt security shall be issuable;

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whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our Common Shares or other property;

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whether payments on the debt securities will be payable with reference to any index or formula;

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whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

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whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;

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the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

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any changes or additions to events of default or covenants;

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the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

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whether the holders of any series of debt securities have special rights if specified events occur;

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any mandatory or optional redemption or sinking fund or analogous provisions;

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the terms, if any, for any conversion or exchange of the debt securities for any other securities;

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rights, if any, on a change of control;

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provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities;

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material U.S. and Canadian federal income tax consequences of owning the debt securities;

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any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

If any debt securities being offered will be guaranteed by one or more affiliates or associates of the Company, (i) the prospectus supplement relating to such offering will include the credit supporter disclosure required by section 12.1 of Form 44-101F1 or, if applicable, will disclose that the Company is relying on an exemption in item 13 of Form 44-101F1 from providing such credit supporter disclosure, and (ii) the prospectus supplement relating to such offering will include certificates signed by each credit supporter as required by section 5.12 of National Instrument 41-101 — General Prospectus Requirements. The Company has filed with this prospectus the undertaking required by paragraph 4.2(a)(ix) of NI 44-101 to file the periodic and timely disclosure of each credit supporter similar to the disclosure required under section 12.1 of Form 44- 101F1 for so long as the securities being distributed are issued and outstanding, unless the Company is relying on an exemption in item 13 of Form 44-101F1 from providing such credit supporter disclosure.
Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.
We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.
We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).
Original purchasers of debt securities which are convertible into or exchangeable for other securities of the Company will be granted a contractual right of rescission against the Company in respect of the purchase and conversion or exchange of such debt security. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the debt security and the amount paid upon conversion or exchange, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion or exchange takes place within 180 days of the date of the purchase of the convertible or exchangeable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible or exchangeable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.
Debt Securities in Global Form
The Depositary and Book-Entry
Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.
The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.
So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.
Discontinuance of Depositary’s Services
If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, and if so provided in the applicable prospectus supplement, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.
Debt Securities in Definitive Form
A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof and unregistered securities will be issuable in denominations of U.S.$5,000 and integral multiples of U.S.$5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.
Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.
At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.
The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:
•
issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

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register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

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exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

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issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Events of Default
Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:
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we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

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we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

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we fail to make any required sinking fund or analogous payment for that series of debt securities;

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a default in the performance, or breach, of any covenant or agreement in the indenture in respect of the securities of a series (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of all outstanding securities affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

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certain events involving our bankruptcy, insolvency or reorganization; and

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any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.
If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:
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the entire principal and interest and premium, if any, of the debt securities of the series; or

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if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.
Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.
We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults.
No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
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the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

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the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

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the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.
Defeasance
When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:
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we will be discharged from the obligations with respect to the debt securities of that series; or

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we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.
To exercise our defeasance option, we must deliver to the trustee:
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an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

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an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and
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a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.
In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:
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no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

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we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

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other customary conditions precedent are satisfied.

Modification and Waiver
Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:
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change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

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reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

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reduce the amount of principal of a debt security payable upon acceleration of its maturity;

•
change the place or currency of any payment;

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affect the holder’s right to require us to repurchase the debt securities at the holder’s option;

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impair the right of the holders to institute a suit to enforce their rights to payment;

•
adversely affect any conversion or exchange right related to a series of debt securities;

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change the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

•
reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.
We may modify the indenture without the consent of the holders to:
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evidence our successor under the indenture;

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add covenants or surrender any right or power for the benefit of holders;

•
add events of default;

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provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

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secure the debt securities;

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establish the forms of the debt securities;

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appoint a successor trustee under the indenture;

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add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;

•
cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

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comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

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change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
The Trustee
The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.
The indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate has or acquires any conflicting interest, within the meaning of the Trust Indenture Act, the trustee must either eliminate the conflicting interest or resign within 90 days.
Resignation of Trustee
The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.
Consent to Service
In connection with the indenture, we will designate and appoint C T Corporation System, 28 Liberty Street, New York, New York 10005, as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.
Enforceability of Judgments
Since all or substantially all of our assets, as well as the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.
We have been advised that the laws of the Province of Ontario permit an action to be brought in a court of competent jurisdiction in the Province of Ontario to recognize a judgment a court of competent jurisdiction of the State of New York. An Ontario court would give judgment based upon an in personam judgment of a New York Court without reconsideration of the merits if: (a) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Ontario (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (b) the New York judgment is final and conclusive and for a sum certain; (c) the defendant was properly served with originating process from the New York Court; and (d) the New York law that led to the judgment is not contrary to public policy, as that term would be applied by an Ontario Court. The enforceability of a New York judgment in Ontario will be subject to the requirements that: (i) an action to enforce the New York judgment must be commenced in the Ontario Court within any applicable limitation period; (ii) the Ontario Court has discretion to stay or decline to hear an action on the New York judgment if the New York judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action; (iii) the Ontario Court will render judgment only in Canadian dollars; and (iv) an action in the Ontario Court on the New York judgment may be affected by bankruptcy, insolvency or other laws of general application limiting the enforcement of creditors’ rights generally. The enforceability of a New York judgment in Ontario will be subject to the following defenses: (i) the New York judgment was obtained by fraud or in a manner contrary to the principles of natural justice; (ii) the New York judgment is for a claim which under the law of Ontario would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (iii) the New York judgment is contrary to the public policy of Ontario or to an order made by the Attorney General of Ontario under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and (iv) the New York judgment has been satisfied or is void or voidable under New York law.
We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal securities laws.
DESCRIPTION OF SHARE PURCHASE CONTRACTS
The Company may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to the Company, and obligating the Company to purchase from or sell to the holders, a specified number of Common Shares at a future date or dates, and including by way of instalment.
The price per Common Share and the number of Common Shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. The Company may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as it may determine.
The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt obligations of third parties, securing the holders’ obligations to purchase the Common Shares under the share purchase contracts, which are referred to in this prospectus as share purchase units. The share purchase contracts may require the Company to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.
Holders of share purchase contracts are not shareholders of the Company. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares and the nature and amount of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts are to be prepaid or not or paid in instalments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares; (v) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts will be issued in fully registered or global form; (viii) the material U.S. and Canadian federal income tax consequences of owning the share purchase contracts; and

(ix) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a securities exchange or automated interdealer quotation system.
Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the purchase and conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the share purchase contract and the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.
DESCRIPTION OF WARRANTS
General
This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants.
Warrants may be issued independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant indentures or warrant agency agreements to be entered into by the Company and with one or more financial institutions or trust companies acting as warrant agent.
The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada that it will not distribute warrants that, according to the aforementioned terms as described in the applicable prospectus supplement for warrants supplementing this prospectus, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless such prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be distributed.
This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by the Company with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions and with the SEC in the United States, as applicable, after it has been entered into, and will be available electronically on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.
The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.
Original purchasers of warrants (if offered separately) will have a contractual right of rescission against the Company in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.
In an offering of warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.
Equity Warrants
The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:
•
the designation and aggregate number of equity warrants;

•
the price at which the equity warrants will be offered;

•
the currency or currencies in which the equity warrants will be offered;

•
the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•
the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;

•
the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of Common Shares that may be purchased, (ii) the exercise price per Common Share or (iii) the expiry of the equity warrants;

•
whether the Company will issue fractional shares;

•
whether the Company has applied to list the equity warrants or the underlying shares on a securities exchange or automated interdealer quotation system;

•
the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

•
the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

•
whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•
material U.S. and Canadian federal income tax consequences of owning the equity warrants; and

•
any other material terms or conditions of the equity warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.
The foregoing summary of certain of the principal provisions of the securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable prospectus supplement under which any securities are being offered,
CERTAIN INCOME TAX CONSIDERATIONS
The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a resident of Canada or to an investor who is a non-resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986). Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.
PLAN OF DISTRIBUTION
The Company may sell securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company.
Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:
•
the name or names of any underwriters, dealers or other placement agents;

•
the number and the purchase price of, and form of consideration for, the securities;

•
the proceeds to the Company from such sale; and

•
any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

Our securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be ATM Distributions, including sales made directly on the TSX or NYSE American or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to the Company.
Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.
Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.
No underwriter or dealer involved in an ATM Distribution, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an ATM Distribution of our securities or effect any other transactions that are intended to stabilize the market price of our securities during an ATM Distribution. In connection with any offering of our securities other than in an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
INTEREST OF EXPERTS
The scientific and technical information contained in the AIF, the Interim MD&A, the Annual MD&A and this Base Shelf Prospectus were reviewed and approved by Chad Sorba, P.Geo., Vice President Technical Services & Project Evaluation of the Company and a “Qualified Person” as defined in NI 43-101.

The technical report entitled “NI 43-101 Technical Report on the Wheeler River Project, Athabasca Basin, Saskatchewan, Canada” with an effective date of June 23, 2023 (the “Wheeler Technical Report”) was authored by David Myers P.Eng. and Lorne Schwartz P.Eng. of Wood Canada Limited, and by Paul O’Hara P.Eng., formerly employed by Wood Canada Limited, Gordon Graham P.Eng. of Encomp Engineering and Computing Professionals Inc., Mark Hatton P.Eng. of Stantec Consulting Ltd., Dan Johnson P.E., RM SME, formerly employed by WSP USA Environment and Infrastructure Inc., Gregory Newman P.Eng. of Newmans Geotechnique Inc., Jeffrey Martin, P.Eng. formerly employed by Egis Canada Ltd. (formerly known as Ecometrix Incorporated), Mark Mathisen C.P.G. of SLR International Corporation, William McCombe P.Eng. of Hatch Ltd., Cliff Revering P.Eng., formerly employed by SRK Consulting (Canada) Inc. and Geoffrey Wilkie P.Eng. of CanCost Consulting Inc. Each of the Messrs. Graham, Hatton, Newman, Mathisen, McCombe, Myers, Schwartz and Wilkie and their respective firms, are independent in accordance with the requirements of NI 43-101. Mr. Johnson, who is no longer employed by WSP USA Environment and Infrastructure Inc., Mr. Martin, who is no longer employed by Egis Canada Ltd. (formerly known as Ecometrix Incorporated), Mr. O’Hara, who is no longer employed by Wood Canada Limited, and Mr. Revering, who is no longer employed by SRK Consulting (Canada) Inc., were each a qualified person and independent of the Company within the meaning of NI 43-101 as at the date of the Wheeler Technical Report.
To the knowledge of Denison as of the date hereof, each of aforementioned individuals in this section, and their respective partners, employees and consultants who participated in the preparation of the aforementioned report, or who were in a position to influence the outcome of such report, are the registered and beneficial owners, directly or indirectly, of less than one percent of the outstanding Common Shares.
LEGAL MATTERS
Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP, with respect to matters of U.S. law. As of the date of this prospectus, the partners and associates of Blake, Cassels & Graydon LLP beneficially own, directly or indirectly, less than one percent of our outstanding Common Shares.
AUDITOR, TRANSFER AGENT AND REGISTRAR
The Company’s Independent Registered Public Accounting Firm is KPMG LLP, Chartered Professional Accountants, located at 333 Bay Street, Suite 4600, Toronto, Ontario, Canada, M5H 2S5. KPMG LLP have confirmed with respect to Denison that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation and also that they are independent accountants with respect to Denison under all relevant US professional and regulatory standards.
The Company’s transfer agent and registrar is Computershare Investor Services Inc. at its principal offices in Toronto, Ontario and Vancouver, British Columbia.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file with the securities commission or authority in each of the applicable provinces and territories of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.
The Company’s reports and other information filed or furnished with or to the SEC are available from the SEC’s EDGAR website at www.sec.gov. The Company’s Canadian filings are available on SEDAR+ at

www.sedarplus.ca. Unless specifically incorporated by reference herein, documents filed or furnished by the Company on SEDAR+ or EDGAR are neither incorporated in nor part of this prospectus.
Denison will file with the SEC under the U.S. Securities Act of 1933, as amended, the U.S. Registration Statement relating to the securities being offered hereunder, of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain items of which are contained in the exhibits to the U.S. Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this prospectus but contained in the U.S. Registration Statement will be available on the SEC’s website at www.sec.gov.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a company incorporated under the OBCA. Most or all of our directors and officers and the experts named in this prospectus are resident outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company’s assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.
We will file with the SEC, concurrently with our U.S. Registration Statement of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we will appoint C T Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this prospectus.
AGENT FOR SERVICE OF PROCESS
Jinsu Baik, a director of the Company, resides outside of Canada and has appointed the following agent for service of process in Canada:
Name of Person	Name and Address of Agent
Jinsu Baik, director	Blakes Vancouver Services Inc. c/o Blake, Cassels & Graydon LLP 1133 Melville Street, Suite 3500, The Stack, Vancouver, British Columbia, V6E 4E5, Canada
WSP USA Environment and Infrastructure Inc. is required to file a consent with this prospectus and is incorporated outside of Canada, and Mark B. Mathisen, an author of the Wheeler Technical Report, resides outside of Canada.
Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or that resides outside of Canada, even if the party has appointed an agent for service of process.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which such individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify such individual unless such individual had reasonable grounds for believing that such individual’s conduct was lawful.
Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the condition in (i) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.
The by-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual pursuant to its by-laws as provided above unless the individual: (a) acted honestly and in good faith with a view to the best interests of the Registrant; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. To the extent required by the Business Corporations Act (Ontario) or applicable law, the by-laws of the Registrant provide it shall also indemnify such individuals.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in such securities.
Item 2.   Consent to Service of Process
Concurrently with the filing of the Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to the Form F-X referencing the file number of this Registration Statement.
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Exhibits
The following exhibits have been filed as part of the Registration Statement:
Exhibit No.	Description
4.1
The Annual Information Form of the Registrant dated March 30, 2026 for the year ended December 31, 2025 (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2025, filed with the Commission on March 30, 2026).

4.2
The audited annual consolidated financial statements of the Registrant as at and for the years ended December 31, 2025 and 2024, together with the notes thereto, management’s annual report on internal control over financial reporting as of December 31, 2025 and the independent auditors’ reports thereon (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2025, filed with the Commission on March 30, 2026).

4.3
The management’s discussion and analysis of financial condition and results of operations of the Registrant as at and for the year ended December 31, 2025 (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2025, filed with the Commission on March 30, 2026).

4.4
The unaudited condensed interim consolidated financial statements of the Registrant as at June 30, 2026 and for the three and six months ended June 30, 2026 and 2025, together with the notes thereto (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on August 14, 2026).

4.5
The management’s discussion and analysis of financial condition and results of operations of the Registrant for the three and six months ended June 30, 2026 (incorporated by reference from Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the Commission on August 14, 2026).

4.6
The management information circular of the Registrant dated March 30, 2026 in connection with the annual meeting of shareholders of the Registrant held on May 12, 2026 (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on April 8, 2026).

5.1	Consent of KPMG LLP.
5.2	Consent of Chad Sorba.
5.3	Consent of SRK Consulting (Canada) Inc.
5.4	Consent of Engcomp Engineering and Computing Professionals Inc.
5.5	Consent of Gordon Graham.
5.6	Consent of Stantec Consulting Ltd.
5.7	Consent of Mark Hatton, P. Eng.
5.8	Consent of SLR Consulting (Canada) Ltd.
5.9	Consent of Mark Mathisen.
5.10	Consent of Wood Canada Limited.
5.11	Consent of David Myers.
5.12	Consent of Lorne Schwartz.
5.13	Consent of Dan Johnson.
5.14	Consent of Newmans Geotechnique Inc.
5.15	Consent of Gregory Newman.
5.16	Consent of Egis Canada Ltd.
5.17	Consent of Hatch Ltd.
5.18	Consent of William McCombe.
5.19	Consent of CanCost Consulting.
5.20	Consent of Geoffrey Wilkie.
6.1	Powers of Attorney (included in Part III of this Registration Statement).
7.1	Form of Indenture.
107	Filing Fee Table.
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SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on September 11, 2026.
DENISON MINES CORP.
By:
/s/ David D. Cates

Name: David D. Cates
Title:  President and Chief Executive Officer
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POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints David D. Cates and Elizabeth Sidle, and each of them, with full power to act without the other, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form F-10, and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ David D. Cates David D. Cates	President, Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2026
/s/ Elizabeth Sidle Elizabeth Sidle	Vice President Finance & Chief Financial Officer (Principal Financial and Accounting Officer)	September 11, 2026
/s/ Jennifer Traub Jennifer Traub	Chair of the Board	September 11, 2026
/s/ Jinsu Baik Jinsu Baik	Director	September 11, 2026
/s/ Wes Carson Wes Carson	Director	September 11, 2026
/s/ Ken Hartwick Ken Hartwick	Director	September 11, 2026
/s/ David Neuburger David Neuburger	Director	September 11, 2026
/s/ Laurie Sterritt Laurie Sterritt	Director	September 11, 2026
/s/ Patricia M. Volker Patricia M. Volker	Director	September 11, 2026
III-4

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on September 11, 2026.
PUGLISI & ASSOCIATES
(Authorized Representative in the United States)
By:
/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title:  Managing Director
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